UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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BIOGEN IDEC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

To be held on June 12, 2014 at our offices located at

15 Cambridge Center, Cambridge, Massachusetts 02142

Notice of 2014 Annual Meeting of Stockholders

Date:	Thursday, June 12, 2014

Time:	9:00 a.m., local time

Place:	Biogen Idec Inc.

15 Cambridge Center

Cambridge, Massachusetts 02142

Record Date:	Only Biogen Idec stockholders of record at the close of business on April 15, 2014 will be entitled to vote at the meeting.

Items of Business:	1.	To elect the eleven nominees identified in this proxy statement to our Board of Directors to serve for a one-year term extending until the 2015 annual meeting of stockholders and their successors are duly elected and qualified.

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	To hold an advisory vote on executive compensation.

4.	To transact such other business as may be properly brought before the meeting and any adjournments or postponements.

Our Board of Directors recommends voting FOR the election of all of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Your vote is extremely important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting in person, we urge you to vote as promptly as possible by telephone or by Internet or by signing, dating and returning a printed proxy card or voting instruction form, as applicable.

This notice and proxy statement are first being sent to stockholders on or about April 30, 2014. Our Annual Report on Form 10-K is being sent with this notice and proxy statement.

By Order of Our Board of Directors,

SUSAN H. ALEXANDER,

Secretary

225 Binney Street

Cambridge, Massachusetts 02142

April 30, 2014

2014 PROXY STATEMENT

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2014 PROXY STATEMENT

TABLE OF CONTENTS (continued)

-ii-

2014 PROXY STATEMENT

General Information About the Meeting and Voting

Biogen Idec Inc.

225 Binney Street

Cambridge, Massachusetts 02142

The Board of Directors of Biogen Idec Inc. (Biogen Idec or Company) is soliciting your proxy to vote at our 2014 annual meeting of stockholders (Annual Meeting) to be held at 9:00 a.m., local time, on Thursday, June 12, 2014 at our offices located at 15 Cambridge Center, Cambridge, Massachusetts 02142 for the purposes summarized in the accompanying Notice of 2014 Annual Meeting of Stockholders. Our 2013 Summary Annual Report and 2013 Annual Report on Form 10-K are also available with this Proxy Statement.

Who can vote?

Each share of our common stock that you own as of the close of business on the record date of April 15, 2014 (Record Date) entitles you to one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 237,199,812 shares of our common stock were outstanding and entitled to vote. We are making this Proxy Statement and other Annual Meeting materials available on the Internet or, upon request, sending printed versions of these materials on or about April 30, 2014 to all stockholders of record as of the Record Date. For 10 days before the Annual Meeting, a list of stockholders entitled to vote will be available for inspection at our offices located at 225 Binney Street, Cambridge, Massachusetts 02142. If you would like to review the list, please call our Investor Relations department at (781) 464-2442.

Who can attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to stockholders of Biogen Idec as of the Record Date (or their authorized representatives). If your shares are held by a bank, broker or other nominee, please bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Biogen Idec stock to gain admission to the Annual Meeting. Stockholders who plan to attend the Annual Meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show sufficient proof of share ownership as of the Record Date.

How do proxies work?

Our Board of Directors is asking for your proxy authorizing the individuals named as proxies to vote your shares at the Annual Meeting in the manner you direct. You may abstain from voting on any matter. If you submit your proxy without specifying your voting instructions, we will vote your shares as follows:

•	Proposal 1: Election of Directors: FOR the election of each of our director nominees;
•

Proposal 2: Ratification of PricewaterhouseCoopers LLP: FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

•	Proposal 3: Advisory Vote on Executive Compensation: FOR the advisory vote on executive compensation; and
•	As to any other matter that may properly come before the meeting or any adjournment or postponement, in accordance with the best judgment of the proxy holders.

Shares represented by valid proxies received in time for the Annual Meeting and not revoked before the Annual Meeting will be voted at the Annual Meeting. You can revoke your proxy and change your vote in the manner described below (under the heading “How can I change my vote?”). If your shares are held through a bank, broker or other nominee, please follow the instructions that you were provided by your bank, broker or other nominee.

How do I vote?

It is important that your shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting in person.

If you are a registered stockholder (also called a “record holder”), there are four ways to vote:

•

Telephone: By calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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2014 PROXY STATEMENT

General Information About the Meeting and Voting (continued)

•

Internet: By going to the Internet website indicated on your Notice of Internet Availability of Proxy Materials or proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

•	Mail: By signing, dating and returning a printed proxy card.
•

In Person: By submitting a written ballot in person at the Annual Meeting. To obtain directions to attend the Annual Meeting, please contact our Investor Relations department at (781) 464-2442. We will pass out ballots at the Annual Meeting to anyone who wishes to vote in person.

If your shares are held in a brokerage account in your broker’s name (this is called “street name”), please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet, consistent with the rules of the Securities and Exchange Commission (SEC). Accordingly, in most instances we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders. You can access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or you may request printed versions of our proxy materials for the Annual Meeting. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice of Internet Availability of Proxy Materials. In addition, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, includ-

ing a separate proxy card or voting instruction form, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date and return a proxy card or voting instruction form for each account.

How can I change my vote?

You may revoke your proxy and change your vote at any time before the Annual Meeting by:

•	Re-voting by telephone or by Internet as instructed above. Only your latest telephone or Internet vote will be counted.
•	Signing and dating a new proxy card or voting instruction form and submitting it as instructed above. Only your latest proxy card or voting instruction form will be counted.
•	Delivering timely written notice of revocation to the Secretary, Biogen Idec Inc., 225 Binney Street, Cambridge, Massachusetts 02142 if your shares are registered in your name.
•

Attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it. If your shares are held in “street name” by a bank, broker or other nominee, you must request a legal proxy from your bank, broker or other nominee to vote in person at the Annual Meeting.

Only your latest vote, in whatever form, will be counted.

Will my shares be counted if I do not vote?

If you are a record holder and do not vote by telephone, through the Internet or by signing, dating and returning a printed proxy card, your shares will not be voted.

If you are the beneficial owner of shares held in “street name,” your bank, broker or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If no voting instructions are provided, these record holders can vote your shares only on discretionary, or routine, matters and not on non-discretionary, or non-routine, matters. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as “broker non-votes.”

The proposal to ratify the selection of our independent registered public accounting firm is a routine matter and our other proposals are non-routine matters. If you do not give your broker voting instructions, your broker (1) will be enti-

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General Information About the Meeting and Voting (continued)

tled to vote your shares on the ratification of the selection of our independent registered public accounting firm and (2) will not be entitled to vote your shares on the election of directors or the advisory vote on executive compensation. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted on all of these important matters.

You should vote your shares by telephone or by Internet according to the instructions provided by your bank, broker or other nominee or by signing, dating and returning a printed voting instruction form to your bank, broker or other nominee to ensure that your shares are voted on your behalf.

How many shares must be present to hold the Annual Meeting?

A majority of our issued and outstanding shares of common stock as of the Record Date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Shares voted in the manner described above (under the heading “How do I vote?”) will be counted as present at the Annual Meeting. Shares that are present and entitled to vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each proposal and how are votes counted?

•

Proposal 1 — Election of Directors: Directors are elected by majority vote — that is, if more votes are cast for that director’s election than against. Abstentions and broker non-votes, if any, are not counted for purposes of electing directors and will have no effect on the results of this vote.

•

Proposal 2 — Ratification of PricewaterhouseCoopers LLP: The affirmative vote of a majority of shares present in person or represented by proxy and having voting power at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Abstentions will have the effect of votes against this proposal. Brokers generally have discre-

tionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal.
•

Proposal 3 — Advisory Vote on Executive Compensation: Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation and Management Development Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.

Where do I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting. You may request a copy of this Form 8-K by contacting Investor Relations, Biogen Idec Inc., 225 Binney Street, Cambridge, Massachusetts 02142, (781) 464-2442. You will also be able to find a copy of this Form 8-K on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the “Investors” section of our website, www.biogenidec.com.

Who should I call if I have any questions?

If you have any questions or require any assistance with voting your shares, please contact your bank, broker or other nominee holding your shares, or our Investor Relations department at (781) 464-2442.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders To Be Held on June 12, 2014:

The Notice of 2014 Annual Meeting of Stockholders, Proxy Statement, 2013 Summary Annual Report and 2013 Annual Report on Form 10-K are available at the following website: www.edocumentview.com/BIIB.

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2014 PROXY STATEMENT

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors currently consists of the following directors, each serving a one-year term extending until the Annual Meeting and until their successors are duly elected and qualified:

Alexander J. Denner

Caroline D. Dorsa

Nancy L. Leaming

Richard C. Mulligan

Robert W. Pangia

Stelios Papadopoulos

Brian S. Posner

Eric K. Rowinsky

George A. Scangos

Lynn Schenk

Stephen A. Sherwin

William D. Young

William D. Young, the current Chairman of our Board of Directors, will retire from the Board of Directors at the Annual Meeting. Effective upon his retirement, the Board has set the number of directors to serve on the Board at eleven. All current directors other than Mr. Young are standing for re-election to serve a one-year term extending until the 2015 annual meeting of stockholders and until their successors are duly elected and qualified, unless they resign or are removed. Our Board of Directors has nominated these eleven directors for re-election based on its carefully considered judgment that the experience, qualifications, attributes and skills of our nominees qualify them to serve on our Board of Directors. As described in detail below, our nominees have considerable professional and business expertise.

If any nominee is unable to serve on our Board of Directors, the shares represented by your proxy will be voted for the election of such other person as may be nominated by our Board of Directors. In addition, in compliance with all applicable state and federal laws and regulations, we will file an amended proxy statement and proxy card that, as applicable, (1) identifies the alternate nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to be named in this Proxy Statement and to serve if elected.

Our Nominees for Director

Alexander J. Denner, Ph.D.

Age: 44

Director since: 2009

Committee Memberships: Compensation and Management Development, Corporate Governance

Qualifications: Dr. Denner has significant experience overseeing the operations and research and development of healthcare companies and evaluating corporate governance matters. He also has extensive experience as an investor, particularly with respect to healthcare companies, and possesses broad healthcare industry knowledge.

Dr. Denner is a founding partner and Chief Investment Officer of Sarissa Capital Management LP, a registered investment advisor formed in 2012. Sarissa Capital focuses on improving the strategies of companies to better provide shareholder value. From 2006 to 2011, Dr. Denner served as a Senior Managing Director at Icahn Capital, an entity through which Carl C. Icahn conducts his investment activities. Prior to that, he served as a portfolio manager at Viking Global Investors, a private investment fund, and Morgan Stanley Investment Management, a global asset management firm. Dr. Denner is also a director of VIVUS Inc. and Ariad Pharmaceuticals, Inc., both biopharmaceutical companies.

During the past five years, Dr. Denner has also served as a director of the following healthcare companies: Amylin Pharmaceuticals, Inc., Mast Therapeutics, Inc. (formerly Adventrx Pharmaceuticals, Inc.), Enzon Pharmaceuticals, Inc. and ImClone Systems Incorporated, where he also served as Chairman of the Executive Committee.

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2014 PROXY STATEMENT

PROPOSAL 1 – ELECTION OF DIRECTORS (continued)

Caroline D. Dorsa

Age: 55

Director since: 2010

Committee Memberships: Finance and Audit

Qualifications: Ms. Dorsa has financial and accounting expertise and a deep knowledge of the pharmaceutical industry. Her strategic perspective on the industry is particularly valuable to our Board of Directors as it oversees our growth initiatives and reviews both internal development projects and external opportunities.

Ms. Dorsa has been the Executive Vice President and Chief Financial Officer of Public Service Enterprise Group Incorporated, a diversified energy company, since April 2009 and served on its board of directors from 2003 to April 2009. From February 2008 to April 2009, she served as Senior Vice President, Global Human Health, Strategy and Integration at Merck & Co., Inc., a pharmaceutical company. From November 2007 to January 2008, Ms. Dorsa served as Senior Vice President and Chief Financial Officer of Gilead Sciences, Inc., a life sciences company. From February 2007 to November 2007, she served as Senior Vice President and Chief Financial Officer of Avaya, Inc., a telecommunications company. From 1987 to January 2007, Ms. Dorsa held various financial and operational positions at Merck & Co., Inc., including Vice President and Treasurer, Executive Director of U.S. Customer Marketing and Executive Director of U.S. Pricing and Strategic Planning.

Nancy L. Leaming

Age: 66

Director since: 2008

Committee Memberships: Finance and Audit (Chair)

Qualifications: Ms. Leaming has well-developed leadership skills and financial acumen and provides insights into the healthcare reimbursement and payor market, where she served for 20 years in senior operational, financial and managerial roles.

Ms. Leaming has been an independent consultant since 2005. From 2003 to 2005, she served as the Chief Executive Officer and President of Tufts Health Plan, a provider of healthcare insurance. From 1986 to 2003, Ms. Leaming served in several executive positions at Tufts Health Plan, including President, Chief Operating Officer and Chief Financial Officer.

Ms. Leaming is a member of the boards of directors of Hologic, Inc., a provider of diagnostic and surgical products, and Edgewater Technology, Inc., a technology management consulting firm.

Richard C. Mulligan, Ph.D.

Age: 59

Director since: 2009

Committee Memberships: Science and Technology

Qualifications: Dr. Mulligan has scientific expertise in the areas of molecular biology, genetics, gene therapy, and biotechnology, as well as extensive experience within the healthcare industry, including overseeing the operations and research and development of healthcare companies.

Dr. Mulligan is a founding partner of Sarissa Capital Management LP, a registered investment advisor formed in 2012. Sarissa Capital focuses on improving the strategies of companies to better provide shareholder value. In 2013, Dr. Mulligan became the Mallinckrodt Professor of Genetics, Emeritus, at Harvard Medical School, after serving as the Mallinckrodt Professor of Genetics and Director of the Harvard Gene Therapy Initiative since 1996. Prior to that, he was Professor of Molecular Biology at the Massachusetts Institute of Technology, a member of the Whitehead Institute for Biomedical Research, and the Chief Scientific Officer of Somatix Therapy Corporation, a drug discovery and development company that he founded. Dr. Mulligan was named a MacArthur Foundation Fellow in 1981.

During the past five years, Dr. Mulligan has served as a director of Cellectis SA, Enzon Pharmaceuticals, Inc. and ImClone Systems Incorporated, all healthcare companies.

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2014 PROXY STATEMENT

PROPOSAL 1 – ELECTION OF DIRECTORS (continued)

Robert W. Pangia

Age: 62

Director since: 1997

Committee Memberships: Compensation and Management Development (Chair)

Qualifications: Mr. Pangia has significant financial acumen, breadth of expertise within the healthcare industry, and extensive knowledge of Biogen Idec derived from his 17 year tenure as a director.

Mr. Pangia has been the Chief Executive Officer of Ivy Sports Medicine, LLC, a medical device company, since July 2011. He has also been a partner in Ivy Capital Partners, LLC, the general partner of Ivy Healthcare Capital, L.P., a private equity fund specializing in healthcare investments, since 2003. From October 2007 to October 2009, he served as the Chief Executive Officer of Highlands Acquisition Corp., a special purpose acquisition company. From 1996 to 2003, Mr. Pangia was self-employed as an investment banker. From 1987 to 1996, he held various senior management positions at PaineWebber, a financial services company, including Executive Vice President and Director of Investment Banking for PaineWebber Incorporated of New York, member of the board of directors of PaineWebber, Inc., Chairman of PaineWebber Properties, Inc., and member of several of PaineWebber’s executive and operating committees.

During the past five years, Mr. Pangia has served as a director of McAfee, Inc., a security technology company.

Stelios Papadopoulos, Ph.D.

Age: 65

Director since: 2008

Committee Memberships: Finance and Audit, Science and Technology

Qualifications: Having founded multiple life sciences companies and worked as an investment banker focused on the life sciences industry, Dr. Papadopoulos brings to our Board of Directors a first-hand understanding of the demands of establishing, growing and running life sciences businesses.

Dr. Papadopoulos is the Chairman of Exelixis, Inc., a drug discovery and development company that he co-founded in 1994. Previously, he was an investment banker with Cowen & Co., LLC, a financial services company, focusing on the biotechnology and pharmaceutical sectors, from 2000 until his retirement as Vice Chairman in August 2006. Prior to joining Cowen & Co., Dr. Papadopoulos served for 13 years as an investment banker at PaineWebber, Inc., a financial services company, where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology. Our Board of Directors has appointed Dr. Papadopoulos to succeed William D. Young as Chairman of the Board upon the expiration of Mr. Young’s current term.

Dr. Papadopoulos is a member of the board of directors of BG Medicine, Inc. and is Chairman of Regulus Therapeutics, Inc., both life sciences companies. During the past five years, Dr. Papadopoulos has also served as a director of Anadys Pharmaceuticals, Inc., a biopharmaceutical company.

Brian S. Posner

Age: 52

Director since: 2008

Committee Memberships: Corporate Governance, Finance and Audit

Qualifications: Given his substantial experience as a leading institutional investment manager and advisor, Mr. Posner brings a professional investor’s perspective and financial expertise that is valuable to our Board of Directors as it oversees our strategy for enhancing shareholder value.

Mr. Posner has been a private investor since March 2008 and is the President of Point Rider Group LLC, a consulting and advisory services firm within the financial services industry. From 2005 to March 2008, Mr. Posner served as the President, Chief Executive Officer and co-Chief Investment Officer of ClearBridge Advisors LLC, an asset management company and a wholly-owned subsidiary of Legg Mason. Prior to that, Mr. Posner co-founded Hygrove Partners LLC, a private investment fund, in 2000 and served as its Managing Partner for five years. He served as a portfolio manager and an analyst at Fidelity Investments, a financial services company, from 1987 to 1996 and, from 1997 to 1999, at Warburg Pincus Asset Management/Credit Suisse Asset Management where he also served as co-Chief Investment Officer and Director of Research.

Mr. Posner is a member of the boards of directors of Arch Capital Group Ltd., an insurance company, BG Medicine, Inc., a life sciences company, and is a member of the board of trustees of AQR Mutual Funds, an investment fund. During the past five years, Mr. Posner has also served as a director of Anadys Pharmaceuticals, Inc., a biopharmaceutical company, and as a trustee of RiverPark Funds, an investment fund.

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2014 PROXY STATEMENT

PROPOSAL 1 – ELECTION OF DIRECTORS (continued)

Eric K. Rowinsky, M.D.

Age: 57

Director since: 2010

Committee Memberships: Compensation and Management Development, Science and Technology

Qualifications: Dr. Rowinsky has extensive research and drug development experience, oncology expertise, and broad scientific and medical knowledge.

Dr. Rowinsky has been the Head of Research and Development and Chief Medical Officer of Stemline Therapeutics, Inc., a biotechnology company focusing on the discovery and development of therapeutics targeting cancer stem cells, since January 2012. Dr. Rowinsky is also an Adjunct Professor of Medicine at New York University and has been an independent consultant since January 2010. Prior to that, he was the Chief Medical Officer of Primrose Therapeutics, Inc., a start-up biotechnology company focusing on the development of therapeutics for polycystic kidney disease, from August 2010 until its acquisition in September 2011. From 2005 to December 2009, he served as the Chief Medical Officer and Executive Vice President of ImClone Systems Incorporated, a life sciences company. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy & Research Center’s Institute for Drug Development, including Director of the Institute and Director of Clinical Research. During that time, he held the SBC Endowed Chair for Early Drug Development and Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins School of Medicine and on the staff of the Johns Hopkins Hospital.

Dr. Rowinsky is a member of the boards of directors of Coronado Biosciences, Inc. and Navidea Biopharmaceuticals, Inc., both life sciences companies. During the past five years, Dr. Rowinsky has also served as a director of Mast Therapeutics, Inc. (formerly Adventrx Pharmaceuticals, Inc.) and Tapestry Pharmaceuticals, Inc., both life sciences companies.

George A. Scangos, Ph.D.

Age: 66

Director since: 2010

Qualifications: Dr. Scangos has extensive training as a scientist, significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, and a comprehensive leadership background resulting from service on various boards of directors and as an executive in the pharmaceutical industry.

Dr. Scangos is our Chief Executive Officer and has served in this position since July 2010. From 1996 to July 2010, Dr. Scangos served as the President and Chief Executive Officer of Exelixis, Inc., a drug discovery and development company, where he continues to serve on the board. From 1993 to 1996, Dr. Scangos served as President of Bayer Biotechnology, where he was responsible for research, business development, process development, manufacturing, engineering and quality assurance of Bayer’s biological products. Before joining Bayer in 1987, Dr. Scangos was a Professor of Biology at Johns Hopkins University for six years. Dr. Scangos served as non-executive Chairman of Anadys Pharmaceuticals, Inc., a biopharmaceutical company, from 2005 to July 2010 and was a director of the company from 2003 to July 2010. Dr. Scangos served as the Chair of the California Healthcare Institute in 2010 and was a member of the Board of the Global Alliance for TB Drug Development until 2010.

He is also a member of the Board of Directors of Pharmaceutical Research and Manufacturers of America, a member of the Board of Trustees of the Boston Museum of Science and the Biomedical Science Careers Program, and a member of the National Board of Visitors of the University of California, Davis School of Medicine. Dr. Scangos is currently an Adjunct Professor of Biology at Johns Hopkins University. Dr. Scangos has also been appointed to the board of directors of Agilent Technologies, Inc., a provider of bioanalytical and electronic measurement solutions, effective in September 2014.

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2014 PROXY STATEMENT

PROPOSAL 1 – ELECTION OF DIRECTORS (continued)

Lynn Schenk

Age: 69

Director since: 1995

Committee Memberships: Compensation and Management Development, Corporate Governance (Chair)

Qualifications: Ms. Schenk’s strong public policy, government, legal and private sector experience provides vital insights to our Board of Directors about significant issues affecting the highly regulated life sciences industry. She brings public sector operations and management expertise to our Board of Directors and has extensive knowledge of Biogen Idec derived from her long standing tenure as a director.

Ms. Schenk is an attorney and consultant in private practice with extensive public policy and business experience. She is also a trustee of the Scripps Research Institute, a director of the California High Speed Rail Authority Board and a trustee of the University of California, San Diego Foundation. From 1999 to 2003, she served as Chief of Staff to the Governor of California, during which time she led the effort to create the Institutes for Science and Innovation at the University of California. From 1993 to 1995, Ms. Schenk was a Member of the United States House of Representatives, representing San Diego, California and served on the House Energy & Commerce Committee with a special emphasis on biotechnology. From 1980 to 1983, she was the California Secretary of Business, Transportation and Housing during which she formed the California Commission on Industrial Innovation.

Ms. Schenk is a member of the board of directors of Sempra Energy, an energy services and development company.

Stephen A. Sherwin, M.D.

Age: 65

Director since: 2010

Committee Memberships: Corporate Governance, Science and Technology (Chair)

Qualifications: Dr. Sherwin has extensive knowledge of the life sciences industry and brings more than 30 years of experience in senior leadership positions at large and small publicly traded life sciences companies to our Board of Directors.

Dr. Sherwin currently divides his time between advisory work in the life science industry and patient care and teaching in his specialty of medical oncology. He is a Clinical Professor of Medicine at the University of California, San Francisco, and a volunteer Attending Physician in Hematology-Oncology at San Francisco General Hospital. Dr. Sherwin previously served as the Chairman of Ceregene, Inc., a life sciences company that he co-founded, from 2001 until its acquisition by Sangamo Biosciences, Inc. in 2013. He was also a co-founder and chairman of Abgenix, Inc., an antibody company which was acquired by Amgen Inc. in 2006. From 1990 to October 2009, he served as the Chief Executive Officer of Cell Genesys, Inc., a life sciences company, and was its Chairman from 1994 until the company’s merger with BioSante Pharmaceuticals, Inc. in October 2009. Prior to that, he held various positions at Genentech, Inc., a life sciences company, most recently as Vice President, Clinical Research. Dr. Sherwin is board certified in internal medicine and medical oncology and currently serves as a Clinical Professor of Medicine at the University of California, San Francisco.

Dr. Sherwin is a member of the boards of directors of Neurocrine Biosciences, Inc., Rigel Pharmaceuticals, Inc., Verastem, Inc. and Vical Inc., all of which are clinical-stage life science companies. He is also Chairman Emeritus of the Biotechnology Industry Organization. During the past five years, Dr. Sherwin also served as a director of BioSante Pharmaceuticals until its merger with ANI Pharmaceuticals, Inc. in September 2013.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

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2014 PROXY STATEMENT

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Finance and Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Finance and Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. PricewaterhouseCoopers has served as our independent registered public accounting firm since 2003. In order to assure continuing auditor independence, the Finance and Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner required by applicable SEC rules, the Finance and Audit Committee and its chairperson has in the past been and in the future will be directly involved in the selection of PricewaterhouseCoopers’ new lead engagement partner. The Finance and Audit Committee believes at this time that the continued retention of PricewaterhouseCoopers to serve as our independent registered public accounting is in the best interest of Biogen Idec and its stockholders.

Although stockholder approval of the Finance and Audit Committee’s selection of PricewaterhouseCoopers is not required, our Board of Directors believes that it is a matter of good corporate practice to solicit stockholder ratification of this selection. If our stockholders do not ratify the selection of PricewaterhouseCoopers as our independent registered public accounting firm, the Finance and Audit Committee will reconsider its selection. Even if the selection is ratified, the Finance and Audit Committee always has the ability to change the engagement of PricewaterhouseCoopers if it considers that a change is in Biogen Idec’s best interest. Representatives of PricewaterhouseCoopers will attend the Annual Meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Audit and Other Fees

The following table shows fees for professional audit services billed to us by PricewaterhouseCoopers for the audit of our annual consolidated financial statements for the years ended December 31, 2013 and December 31, 2012, and fees billed to us by PricewaterhouseCoopers for other services provided during 2013 and 2012:

Fees	2013	2012
Audit fees	$5,055,320	$4,151,768
Audit-related fees	50,607	49,721
Tax fees*	869,239	1,672,668
All other fees	7,100	7,100
Total	$5,982,266	$5,881,257
*	Includes tax compliance fees of $311,401 in 2013 and $1,163,298 in 2012.

Audit fees are fees for the audit of our 2013 and 2012 consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, review of the consolidated financial statements incorporated by reference into our outstanding registration statements, and statutory audit fees in overseas jurisdictions.

Audit-related fees are fees that principally relate to assurance and related services that are reasonably related to the performance of the audits and reviews of our consolidated financial statements, including audits of employee benefit plan information.

Tax fees are fees for tax compliance and planning services.

All other fees are fees that principally relate to licenses to a web-based accounting research tool in 2013 and 2012.

9

2014 PROXY STATEMENT

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (continued)

Policy on Pre-Approval of Audit and Non-Audit Services

The Finance and Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. The Finance and Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Finance and Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, NASDAQ requirements or Public Company Accounting Oversight Board rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, the Finance and Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The Finance and Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

The Finance and Audit Committee annually reviews and pre-approves the audit, audit-related, tax, and other permissible non-audit services that can be provided by the independent registered public accounting firm. Subsequent to the annual review, any proposed services exceeding pre-set levels or amounts or additional services not previously approved requires separate pre-approval by the Finance and Audit Committee or the Chair of the Finance and Audit Committee through its delegated authority. Any pre-approval decision made by the Chair of the Finance and Audit Committee under its delegated authority is reported to the Finance and Audit Committee at the next regularly scheduled Finance and Audit Committee meeting. Our Chief Accounting Officer and Chief Financial Officer can approve up to an additional $50,000 in the aggregate per calendar year for categories of services that the Finance and Audit Committee (or the Chair through its delegated authority) has pre-approved.

All of the services provided by PricewaterhouseCoopers during 2013 were pre-approved in accordance with this policy.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

10

2014 PROXY STATEMENT

PROPOSAL 3 – ADVISORY VOTE ON

EXECUTIVE COMPENSATION

Our Compensation Discussion and Analysis, which appears later in this Proxy Statement, describes our executive compensation program and the compensation decisions that the Compensation and Management Development Committee and our Board of Directors made with respect to the 2013 compensation of our named executive officers (listed in the Summary Compensation Table). As required pursuant to Section 14A of the Securities Exchange Act, our Board of Directors is asking that stockholders cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As we describe in our Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. In particular, our compensation program rewards financial, strategic and operational performance and the goals set for each performance category support our long-range plans. In light of our strong performance in

2013, we believe that the compensation paid to our named executive officers was appropriate.

Highlights of our 2013 performance include: our revenue, free cash flow and non-GAAP earnings per share for 2013 exceeded the targets we set for our compensation programs; and common stock price performance, a key determinant of payouts under our market stock units, increased 91% in 2013. In addition, to discourage excessive risk taking, we maintain policies for share ownership and recoupment of compensation, cap payments under our Annual Bonus Plan, and require multi-year vesting of long-term incentive awards.

For these reasons, our Board of Directors is asking that stockholders support this proposal. Although the vote you are being asked to cast is non-binding, we value the views of our stockholders, and the Compensation and Management Development Committee and our Board of Directors will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Our Board of Directors will hold a non-binding, advisory vote of our stockholders on the compensation of our named executive officers every year until the next required stockholder vote on the frequency of such advisory vote. The next stockholder vote on the frequency of such advisory vote currently is expected to be held at the 2017 annual meeting of stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

11

2014 PROXY STATEMENT

STOCK OWNERSHIP

The following table and accompanying notes provide information about the beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers (listed in the Summary Compensation Table);
•	each of our directors and nominees for director; and
•	all of our directors and executive officers as a group.

Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is as of April 15, 2014 (Ownership Date).

Name	Shares Owned (1)	Shares Subject to Options and Restricted Stock Units (2)	Total Number of Shares Beneficially Owned	Percentage of Outstanding Shares (3)
FMR LLC (4) 82 Devonshire Street Boston, MA 02109	24,115,544	—	24,115,544	10.16%
PRIMECAP Management Company (5) 225 South Lake Avenue, Suite 400 Pasadena CA 91101	17,777,602	—	17,777,602	7.49%
BlackRock, Inc. (6) 40 East 52nd Street New York, NY 10022	14,185,116	—	14,185,116	5.98%
Paul J. Clancy	15,455	—	15,455	*
John G. Cox	25,567	15,546	41,113	*
Alexander J. Denner	5,020	1,305	6,325	*
Caroline D. Dorsa	13,163	28,875	42,038	*
Stuart A. Kingsley	3,511	—	3,511	*
Nancy L. Leaming	6,355	1,305	7,660	*
Richard C. Mulligan	5,020	1,305	6,325	*
Robert W. Pangia	12,698	22,055	34,753	*
Stelios Papadopoulos	12,930	1,305	14,235	*
Raymond Pawlicki	6,000	—	6,000	*
Brian S. Posner	5,130	1,305	6,435	*
Eric K. Rowinsky	9,135	24,638	33,773	*
George A. Scangos (7)	36,898	—	36,898	*
Lynn Schenk (8)	5,120	1,305	6,425	*
Stephen A. Sherwin	2,655	19,305	21,960	*
Douglas E. Williams	7,976	—	7,976	*
William D. Young	15,899	2,610	18,509	*
Executive officers and directors as a group (22 persons) (9)	215,866	127,456	343,322	*

12

2014 PROXY STATEMENT

STOCK OWNERSHIP (continued)

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)	The shares described as “owned” are shares of our common stock directly or indirectly owned by each listed person.
(2)	Includes options that are or will become exercisable and restricted stock units that will vest within 60 days of the Ownership Date.
(3)	The calculation of percentages is based upon 237,199,812 shares outstanding on the Ownership Date, plus for each of the individuals listed above the shares subject to options and restricted stock units reflected in the column under the heading “Shares Subject to Options and Restricted Stock Units.”
(4)	Based solely on information as of December 31, 2013 contained in a Schedule 13G/A filed with the SEC by FMR LLC, Edward C. Johnson III and Fidelity Management & Research Company on February 14, 2014, which also indicates that FMR LLC and Edward C. Johnson III each have sole dispositive power over 24,115,544 shares and FMR LLC has sole voting power over 360,880 shares.
(5)	Based solely on information as of December 31, 2013 contained in a Schedule 13G/A filed with the SEC by PRIMECAP Management Company on February 14, 2014, which also indicates that it has sole voting power over 3,286,734 shares.
(6)	Based solely on information as of December 31, 2013 contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 4, 2014, which also indicates that it has sole voting power with respect to 11,736,689 shares, sole dispositive power with respect to 14,163,252 shares and shared voting and dispositive power with respect to 21,864 shares.
(7)	Includes 10,756 shares held in a trust of which Dr. Scangos is a trustee.
(8)	Includes 3,100 shares held in a trust of which Ms. Schenk is a trustee.
(9)	Includes 13,856 shares held indirectly through trusts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and greater-than-ten-percent stockholders to file initial reports of ownership and changes of ownership of our common stock. As a practical matter, we assist our directors and executive officers by monitoring transactions and completing and filing Section 16 forms on their behalf. Based solely on information provided to us by our directors and executive officers, we believe that during 2013 all such parties complied with all applicable filing requirements.

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2014 PROXY STATEMENT

CORPORATE GOVERNANCE

Director Independence

Board of Directors. All of our directors and nominees for director, other than Dr. Scangos, our Chief Executive Officer, satisfy the independence requirements of The NASDAQ Stock Market, Inc. (NASDAQ). In determining that Dr. Papadopoulos is independent, our Board of Directors considered that Dr. Papadopoulos is a director or advisor to certain companies with which we collaborate.

Committees. The committees of our Board of Directors consist solely of independent directors, as defined by NASDAQ. The members of the Finance and Audit Committee also meet the additional SEC and NASDAQ independence and experience requirements applicable specifically to audit committee members. In addition, all of the members of the Compensation and Management Development Committee are non-employee directors within the meaning of the rules under Section 16 of the Securities Exchange Act and outside directors for purposes of Section 162(m) of the Internal Revenue Code, and the Board of Directors has affirmatively determined that the members of our Compensation Management Development Committee satisfy the additional independence requirements specifically applicable to compensation committee members.

Leadership Structure. We currently separate the roles of Chairman of the Board of Directors and Chief Executive Officer. Our Chairman, an independent director, presides at meetings of our Board of Directors, executive sessions of our independent directors and our annual meetings of stockholders. In addition, our Chairman sets the agenda for our Board of Directors meetings in collaboration with our Chief Executive Officer, recommends committee appointments and responsibilities in conjunction with the Corporate Governance Committee, and leads the process of evaluating our Chief Executive Officer. We believe that having an independent Chairman promotes a greater role for the independent directors in the oversight of the Company, including oversight of material risks facing the Company, encourages active participation by the independent directors in the work of our Board of Directors, enhances our Board of Directors’ role of representing stockholders’ interests, and improves our Board of Directors’ ability to supervise and evaluate our Chief Executive Officer and other executive officers.

William D. Young, a member of our Board of Directors since 1997, has served as our Chairman since January 2010. Mr. Young will be retiring from our Board of Directors and as Chairman at the Annual Meeting. Dr. Stelios Papadopoulos, a member of our Board of Directors since 2008, has been appointed by the Board of Directors to assume the role of Chairman of the Board following the end of Mr. Young’s term.

Nominating Processes

The Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board of Directors and reviewing candidates recommended by stockholders. Stockholders may recommend nominees for consideration by the Corporate Governance Committee by submitting the names and supporting information to the Secretary, Biogen Idec Inc., 225 Binney Street, Cambridge, Massachusetts 02142. Any such recommendation should include at a minimum the name(s) and address(es) of the stockholder(s) making the recommendation and appropriate biographical information for the proposed nominee(s). Candidates who are recommended by stockholders will be considered in the same manner as candidates from other sources. For all potential candidates, the Corporate Governance Committee will consider all factors it deems relevant, including at a minimum those listed below in the subsection titled “Director Qualification Standards and Diversity.” Director nominations are recommended by the Corporate Governance Committee to our Board of Directors and must be approved by a majority of independent directors.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at an annual meeting of stockholders. In order to nominate a director candidate for election at an annual meeting of stockholders, a stockholder must give timely notice in writing to our Secretary at our principal executive offices and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received a stockholder’s notice not less than 90 days and not more than 120 days in advance of the first anniversary of the date our proxy statement was released to our stockholders in connection with the previous year’s annual meeting of stockholders. However, if no annual meeting of stockholders was held in the

14

2014 PROXY STATEMENT

CORPORATE GOVERNANCE (continued)

previous year or the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after the first anniversary of the previous year’s annual meeting of stockholders, we must receive a stockholder’s notice not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day prior to such annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made. Information required by our Bylaws to be in the notice includes, among other things, the name, contact information and security ownership information for the candidate and the person making the nomination, any voting commitment by the candidate, whether the person making the nomination is part of a group that intends to deliver a proxy statement or solicit proxies, and other information about the proposed nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act and the related rules and regulations under that Section. The Corporate Governance Committee may also require any proposed nominee to furnish such other information as may be reasonably required to determine the eligibility of such proposed nominee to serve on our Board of Directors.

Annual Elections and Majority Voting

Our directors are elected annually to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Our directors must be elected by a majority of votes cast in uncontested elections, and by a plurality of votes cast in contested elections. In addition, following their appointment or election by stockholders to our Board of Directors, directors must submit an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which they face reelection and (2) acceptance of such resignation by our Board of Directors. If an incumbent director fails to receive the number of votes required for reelection, our Board of Directors (excluding the director in question) will, within 90 days after certification of the election results, decide whether to accept the director’s resignation taking into account such factors as it deems relevant. Such factors may include the stated reasons why stockholders voted against such director’s reelection, the qualifications of the director and whether accepting the resignation would cause us to fail to meet any applicable listing standards or would violate state law. Our Board of Directors will promptly disclose its decision in a filing with the SEC.

Director Qualification Standards and Diversity

Our directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values, and be committed to representing the long-term interests of our stockholders. Our directors must also be inquisitive and objective and have practical wisdom and mature judgment. In accordance with our Corporate Governance Principles, we endeavor to have a Board of Directors that collectively represents diverse experience at strategic and policy-making levels in business, government, education, healthcare, science and technology, and the international arena, and collectively has knowledge and expertise in the functional areas of accounting and finance, risk management and compliance, strategic and business planning, corporate governance, human resources, marketing and commercial, and research and development. Consistent with our Corporate Governance Principles, in selecting nominees to our Board of Directors, the Corporate Governance Committee considers the diversity of skills and experience that a potential nominee possesses and the extent to which such diversity would enhance the perspective, background, knowledge and experience of our Board of Directors as a whole. While the Corporate Governance Committee focuses on obtaining a diversity of professional expertise on our Board of Directors rather than a diversity of personal characteristics, it recognizes the desirability of gender, ethnic and racial diversity and considers it an additional benefit when a new director can also increase the personal diversity of our Board of Directors as a whole.

Our directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on our Board of Directors for an extended period of time. We ask directors not to serve on more than six boards of public companies including ours. In addition, our Chief Executive Officer may not serve on more than two boards of directors of public companies in addition to ours.

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2014 PROXY STATEMENT

CORPORATE GOVERNANCE (continued)

Our Board of Directors does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be re-nominated. Regular evaluations are an important determinant for continued tenure. Our Corporate Governance Principles provide that directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities or any circumstances that may adversely affect their ability to carry out their duties and responsibilities effectively. Our directors are also expected, but not required, to offer their resignation to our Board of Directors effective at the annual meeting of stockholders in the year of their 75th birthday.

Committees and Meetings

Our Board of Directors has four standing committees, which are described in the table below. The chair of each committee periodically reports to our Board of Directors about such committee’s deliberations and decisions. Each committee’s charter is posted on our website, www.biogenidec.com, under the “Corporate Governance” subsection of the “About Us” section of the site. Also posted there are the Finance and Audit Committee Practices, which describe the key practices used by the Finance and Audit Committee in undertaking its functions and responsibilities, and our Corporate Governance Principles, which, together with our committee charters, provide the framework for our governance.

Committee	Function	Members	Meetings in 2013
Compensation and Management Development	Assists our Board of Directors with its oversight responsibility relating to compensation and management development, including recommending the compensation of our Chief Executive Officer to our Board of Directors for approval, approval of compensation for our other executive officers, administration of our equity and other management incentive plans, and oversight of our executive development programs (including senior level succession plans), and, together with the Corporate Governance Committee, recommending the compensation of our independent directors. The Compensation and Management Development Committee Report is set forth in the section titled “Executive Compensation and Related Information.”	Robert W. Pangia (Chair) Alexander J. Denner Eric K. Rowinsky Lynn Schenk	9
Corporate Governance	Assists our Board of Directors in assuring sound corporate governance practices, recommending qualified nominees to our Board of Directors and its committees, and, together with the Compensation and Management Development Committee, recommending the compensation of our independent directors.	Lynn Schenk (Chair) Alexander J. Denner Brian S. Posner Stephen A. Sherwin William D. Young	6
Finance and Audit	Assists our Board of Directors in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the performance of our internal audit function, our accounting and financial reporting processes, our capital structure and our financing and tax strategies. The Finance and Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accounting firm. The Finance and Audit Committee Report is set forth below.	Nancy L. Leaming (Chair)† Caroline D. Dorsa† Stelios Papadopoulos Brian S. Posner	12

16

2014 PROXY STATEMENT

CORPORATE GOVERNANCE (continued)

Committee	Function	Members	Meetings in 2013
Science and Technology	Assists our Board of Directors in its oversight of our key strategic decisions involving research and development matters and our intellectual property portfolio.	Stephen A. Sherwin (Chair) Richard C. Mulligan Stelios Papadopoulos Eric K. Rowinsky William D. Young	9
†	Determined by our Board of Directors to be an audit committee financial expert.

Our Board of Directors met 15 times in 2013. No current director attended fewer than 75% of the total number of meetings of our Board of Directors and the committees on which he or she served during 2013. Our independent directors are required to meet without management present twice each year. Independent directors may also meet without management present at such other times as determined by our Chairman, or if requested by at least two other directors. In 2013, our independent directors met without management present four times. In addition, we expect all of our directors and director nominees to attend our annual meetings of stockholders. All of our directors attended our 2013 annual meeting of stockholders.

Risk Oversight

Our Board of Directors provides oversight of material risks facing the Company. Our Board of Directors regularly receives information about our material strategic, operational, financial and compliance risks and management’s response to and mitigation of such risks. In addition, our risk management systems, including our internal and external auditing procedures, internal controls over financial reporting and corporate compliance programs, are designed in part to inform management and our Board of Directors about our material risks. As part of its risk oversight function, our Board of Directors also reviews our strategies for generating long-term value for our stockholders to ensure that such strategies will not motivate management to take excessive risks.

The committees of our Board of Directors help to oversee our material risks within their particular area of concern. Each committee meets regularly with management to ensure that management has properly identified relevant risks and is adequately monitoring, and where necessary taking appropriate action to mitigate, such risks. The Finance and Audit Committee meets regularly with our Chief Financial Officer, Chief Accounting Officer, Chief Audit Executive and representatives of our independent regis-

tered public accounting firm to assess the integrity of our financial reporting processes, internal controls and actions taken to monitor and control risks related to such matters. The Finance and Audit Committee also reviews our policies and internal procedures designed to promote compliance with laws and regulations, and meets regularly with our Chief Compliance Officer and Chief Legal Officer to assess the status of compliance activities and investigations. In addition, the Compensation and Management Development Committee oversees risks related to our compensation plans and arrangements, the Corporate Governance Committee oversees risks associated with director independence, conflicts of interest and other corporate governance matters, and the Science and Technology Committee oversees risks associated with our research and development programs and our intellectual property portfolio.

Compensation Risk Assessment

The Compensation Discussion and Analysis (CD&A) section of this Proxy Statement describes our compensation policies, programs and practices for our executive officers. Our goal-setting, performance assessment and compensation decision-making processes described in the CD&A apply to all employees. Our long-term incentive program provides different forms of awards depending upon an employee’s level, but is otherwise consistent throughout the Company. We offer a limited number of cash incentive plans, with employees eligible for either our annual cash incentive plan or a sales incentive compensation plan; no employee is eligible to participate in more than one cash incentive plan at any time. Our annual cash incentive plan is consistent for all participants globally, with the same Company performance goals, payout curves and administrative provisions regardless of the participant’s job level, location or function in the Company. In the CD&A, we describe the risk-mitigation controls for our compensation programs, including the role of our Compensation and Management Development

17

2014 PROXY STATEMENT

CORPORATE GOVERNANCE (continued)

Committee to review and approve the design, goals and payouts under our annual cash incentive plan and long-term incentive program as well as approving each executive officer’s compensation. In addition, we have reviewed the processes, controls and design of our sales incentive compensation plans. Based on our assessment, we believe that our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Finance and Audit Committee Report

The Finance and Audit Committee’s role is to act on behalf of our Board of Directors in the oversight of all aspects of Biogen Idec’s financial reporting, internal control and audit functions. The roles and responsibilities of the Finance and Audit Committee are set forth in the written charter adopted by our Board of Directors, which is posted on our website, www.biogenidec.com, under the “Corporate Governance” subsection of the “About Us” section of the site. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Finance and Audit Committee reviewed and discussed with management the audited consolidated financial statements contained in Biogen Idec’s 2013 Annual Report on Form 10-K. The Finance and Audit Committee discussed with PricewaterhouseCoopers LLP, Biogen Idec’s independent registered public accounting firm, the overall scope and plans for the audit. The Finance and Audit Committee met with PricewaterhouseCoopers, with and without management present, to discuss the results of its examination, management’s response to any significant findings, its observations of Biogen Idec’s internal controls, the overall quality of Biogen Idec’s financial reporting, the selection, application and disclosure of critical accounting policies, new accounting developments and accounting-related disclosure, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made, and other pertinent items related to Biogen Idec’s accounting, internal controls and financial reporting. The Finance and Audit Committee also discussed with representatives of Biogen

Idec’s corporate internal audit staff their purpose and authority and their audit plan.

The Finance and Audit Committee also reviewed and discussed with PricewaterhouseCoopers the matters required to be discussed with the Finance and Audit Committee under generally accepted auditing standards (including Public Company Accounting Oversight Board — Auditing Standard No. 16). In addition, the Finance and Audit Committee discussed with PricewaterhouseCoopers the independence of PricewaterhouseCoopers from management and Biogen Idec, including the written disclosures and letter concerning independence received from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board. The Finance and Audit Committee has determined that the provision of non-audit services to Biogen Idec by PricewaterhouseCoopers is compatible with its independence.

During 2013, the Finance and Audit Committee provided oversight and advice to management in connection with Biogen Idec’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, the Finance and Audit Committee reviewed a report by management on the effectiveness of Biogen Idec’s internal control over financial reporting. The Finance and Audit Committee also reviewed PricewaterhouseCoopers’ Report of Independent Registered Public Accounting Firm included in Biogen Idec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 related to its audit of the effectiveness of internal control over financial reporting.

In reliance on these reviews and discussions, the Finance and Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in Biogen Idec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

The Finance and Audit Committee of our Board of Directors:

Nancy L. Leaming (Chair)

Caroline D. Dorsa

Stelios Papadopoulos

Brian S. Posner

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2014 PROXY STATEMENT

EXECUTIVE COMPENSATION AND

RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes the compensation strategy, philosophy, policies, and practices underlying our executive compensation program for 2013. It also provides information regarding the manner and context in which compensation was awarded to and earned by our named executive officers, whom we refer to collectively as “Named Executive Officers” or “NEOs”.

Our Named Executive Officers for 2013 are:

Name	Title
George A. Scangos	Chief Executive Officer
Paul J. Clancy	EVP and Chief Financial Officer
Douglas E. Williams	EVP, Research and Development
Stuart A. Kingsley	EVP, Global Commercial Operations
John G. Cox	EVP, Pharmaceutical Operations & Technology
Raymond Pawlicki*	Former SVP, Chief Information Officer
*	The payments Mr. Pawlicki received in his separation from the Company on December 6, 2013 resulted in him being an NEO under applicable SEC rules.

Executive Summary

2013 Highlights

2013 was a very good year for Biogen Idec and the patients we serve, as we reached or exceeded many of our financial, operational and strategic goals.

•

Stockholder Alignment-Total Shareholder Return. Our stock price increased from $146.37 to $279.57 per share during 2013, reflecting strong stock price appreciation and a one-year total shareholder return (TSR) of 91%. This compares to our peer group median one-year TSR of 70%, and the Standard & Poor’s 500 (S&P 500) one-year TSR of 32%. Our three-year TSR is 61% compared with our peer group median three-year TSR of 27%. Our peer group is described below.

•

Financial Performance. Our revenues increased by 26% to $6.9 billion in 2013 from $5.5 billion in 2012. Our GAAP net income increased 35% to $1.9 billion in 2013 compared to $1.4 billion in 2012, and our GAAP diluted earnings per share were $7.81, an increase of 36% compared to 2012. Non-GAAP net income increased 36% to $2.1 billion in 2013 compared to $1.6 billion in 2012, and our non-GAAP diluted earnings per share were $8.96, an increase of 37% compared to 2012. (A reconciliation of our GAAP to non-GAAP financial measures is provided in Appendix A to this proxy statement).
•	Product and Pipeline Developments.
➢	Obtained U.S. Food and Drug Administration (FDA) approval for TECFIDERA®, our first-line oral treatment for people with relapsing forms of multiple sclerosis (MS), in the U.S.
➢	Completed the acquisition of 100% of the rights to TYSABRI® from Elan Corporation, our former collaboration partner for TYSABRI.
➢	Prepared for three potential product launches with our submissions for marketing approval in the U.S. and the European Union for PLEGRIDY™ for relapsing forms of MS, and our submissions of marketing applications in the U.S. for ELOCTATE™ and ALPROLIX™ for hemophilia A and B, respectively.
➢	Expanded our anti-CD20 franchise following the FDA’s approval of GAZYVA™, a treatment for chronic lymphocytic leukemia. GAZYVA, which is being developed and commercialized under an agreement with Genentech, Inc., is the first therapy approved under the FDA’s breakthrough therapy designation.
➢	Advanced our product pipeline toward a number of important proof-of-concept or proof-of-biology read-outs anticipated in 2014.
➢	Entered into new collaborations and partnerships further expanding our pipeline and drug discovery platform in continuing our efforts to develop novel therapies for neurodegenerative, non-malignant hematologic and autoimmune diseases.
➢	Entered into an additional agreement with Samsung Bioepis, our joint venture with Samsung Biologics, to commercialize certain biosimilar therapeutics in Europe.
•

Leadership Team. We continued to strengthen and broaden our executive team with the addition of Dr. Spyros Artavanis-Tsakonas, our Senior Vice President and Chief Scientific Officer, and the promotion of Dr. Alfred Sandrock, our Group Senior Vice President and Chief Medical Officer. We also assured the continued leadership of Dr. Scangos through an amendment to the terms of his employment. A description of his employment agreement is set forth below under the heading “Dr. Scangos’ Arrangements”.

•	Other Achievements. In 2013, we became the first U.S.-based biotech company to be named to the Dow Jones Sustainability World Index.

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2013 Executive Compensation Program

We believe our executive compensation programs are effectively designed and have worked well to implement a pay-for-performance culture that is aligned with the interests of our stockholders.

In 2013, our executive compensation programs consisted of base salary, short- and long-term incentives and supplemental benefits. The programs were structured such that 89% of our CEO’s total compensation and 83% of our other NEOs total compensation were delivered in the form of short- and long-term incentives, representing a significant portion of performance-based and at-risk pay.

Overall, our executive compensation programs in 2013 remained unchanged from 2012, with the exception of a change to the individual multiplier applied to our annual bonus plan for our executive officers. Under our annual bonus plan, an executive’s bonus is determined based on Company and individual performance. For 2013, in order to underscore the importance of the collective achievement of the Company goals and the integrated leadership required to accomplish them, we changed our annual bonus plan so that the individual goals for our executive officers were the same as the 2013 Company goals. As a result, the maximum individual multiplier that could be achieved was 150% (which is the maximum Company multiplier) compared to 225% in 2012. The overall combined maximum bonus multiplier remained unchanged from 2012 at 225%.

In recognition of the Company’s strong achievements against the 2013 pre-established performance goals, our performance-based compensation programs rewarded our executive officers as further described below under the heading “2013 Performance-Based Plans”.

2013 Advisory Vote on Executive Compensation

At our 2013 annual meeting of stockholders, 98.9% of the votes cast were in favor of the compensation of our Named Executive Officers in our annual “Say on Pay” proposal. The Compensation & Management Development Committee of our Board of Directors (which is referred to in this section of the Proxy Statement as the “Compensation Committee”) viewed this as very positive support for our executive compensation programs and their alignment with long-term stockholder value creation and took note that the Company’s executive compensation programs have been effective in implementing the Company’s stated compensation philosophy and objectives.

Our Compensation Committee is committed to continually reviewing our executive compensation programs to ensure the ongoing alignment of our Company and stockholders.

Roles & Responsibilities

Role of the Compensation Committee

The Compensation Committee oversees and administers our executive compensation programs. The roles and responsibilities of the Compensation Committee are set forth in the written charter adopted by our Board of Directors, which can be found at our website, www.biogenidec.com, under the “Corporate Governance” subsection of the “About Us” section of the site.

Role of the Independent Compensation Consultant

The Compensation Committee believes that independent advice is important in developing Biogen Idec’s executive compensation programs. Frederic W. Cook & Co., Inc. (FWC) is currently engaged as the Compensation Committee’s independent compensation consultant. FWC does not provide any other services to Biogen Idec.

Reporting directly to the Compensation Committee, FWC provides guidance on trends in CEO, executive and non-employee director compensation, the development of specific executive compensation programs, and the composition of the Company’s compensation peer group. Additionally, FWC prepares a report on CEO pay that compares each element of compensation to executives in comparable positions at companies in our peer group. Using this and other similar information, the Compensation Committee recommends, and our Board of Directors approves, the elements and target levels of our CEO’s compensation. FWC also engages in other matters as needed and as directed solely by the Compensation Committee.

During 2013, the Company paid FWC approximately $233,104 in consulting fees directly related to these services. The Compensation Committee assesses FWC’s independence annually and, in accordance with the principles set forth in the

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Charter of the Compensation Committee and applicable SEC and NASDAQ rules, confirmed in December 2013 that FWC’s work did not raise any conflict of interest and that FWC remains independent under applicable rules.

Role of our CEO

Each year, our CEO provides an assessment of each executive officer’s performance during the prior year and recommends to the Compensation Committee the compensation to be awarded to each executive officer other than for himself. The recommended compensation is based on numerous factors including: Company, team and individual performance; leadership behaviors; external market competitiveness; internal pay comparisons; and other factors deemed relevant.

To understand external market competitiveness of the compensation for our executive officers, our CEO and the Compensation Committee review a report analyzing publicly available information and surveys prepared by our internal compensation group and reviewed by FWC. The report compares the compensation of each executive officer, other than our CEO, relative to data for comparable positions at companies in our peer group, by compensation element (see “External Market Competitiveness and Peer Group” below for further details). The Compensation Committee considers all of the information presented, discusses the recommendations with our CEO and with FWC, and applies its judgment to determine the elements of compensation and target compensation levels for each executive officer.

Our CEO also provides a self-assessment of his achievements for the prior year. The Compensation Committee reviews and considers this in determining the CEO’s performance and in recommending for approval by the Board of Directors the compensation of our CEO.

Executive Compensation Philosophy and Objectives

Our executive compensation programs are designed to drive the creation of long-term stockholder value by delivering performance-based compensation that is competitive with our peer group in order to attract and retain extraordinary leaders who can perform effectively and succeed in a demanding business environment. We achieve this by designing programs that are:

•	Mission Focused and Business Driven. Our executive compensation programs support the relentless pursuit of delivering meaningful and innovative therapies to patients by providing our executives with incentives to achieve the near and long-term objectives of the business. Substantially all of our executive rewards programs are tied directly, and meaningfully, to Company performance. Our objective is to emphasize the importance of achieving short-term goals while building and sustaining a foundation for long-term success.

•

Competitively Advantageous. We benchmark our executive compensation programs against a peer group of biotechnology and pharmaceutical companies that we believe are representative of the companies we primarily compete with for talent, balanced with factors such as business size, product portfolio comparability and geographic scope of operations.

We consider peer group practices as one of many factors taken into account in developing programs that we believe are most meaningful to our leaders and the Company, and which enable us to recruit, retain and inspire our leadership team to achieve their best for Biogen Idec and our stockholders.
•

Performance Differentiated. We believe strongly in pay- for-performance and endeavor to significantly differentiate rewards by delivering the highest rewards to our best performers and little or no rewards to those who do not perform at pre-established levels.

•

Ownership Aligned. At Biogen Idec, we believe every employee contributes to the success of the Company and, as such, every employee has a vested interest in the Company’s success. To reinforce this alignment with our stockholders, we strongly encourage stock ownership through our compensation programs.

For members of our executive team, who set and lead the future strategic direction of our Company, we ensure that a significant portion of their total pay opportunity is equity-based to maintain alignment with the interests of our stockholders.
•

Flexible. We are committed to providing flexible benefits designed to allow our diverse global workforce to choose reward opportunities that meet their varied needs so that they are inspired to perform their very best on behalf of patients and stockholders each day.

External Market Competitiveness and Peer Group

Market practices are one of our considerations when determining the executive compensation levels and program designs at Biogen Idec. While we review external market

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practices to ensure we provide programs designed to attract, retain and inspire extraordinary talent, we do not target a specific market percentile or simply replicate the market practice. Instead, we provide meaningful rewards that are integrated with our mission of delivering innovative therapies to our patients so that our leaders are inspired and rewarded appropriately for their achievements.

Each year our compensation consultant reviews the external market landscape and evaluates the composition of our peer group for appropriateness. In particular, the Com-

pensation Committee selects a peer group of comparable companies based on approximation to (1) our scope of business, including revenue and market capitalization, (2) our global geographical reach, (3) our research-based business with multiple marketed products, and (4) a comparable pool of talent for which we compete. In March 2013, the Compensation Committee conducted a comprehensive review of our peer group and determined that no changes to the prior year’s peer group were necessary.

Our peer group is primarily composed of biotechnology and pharmaceutical companies, as we compete with companies in both of these sectors to hire and retain our executives. Also included is a life sciences tools and services company, Life Technologies, as it meets our size criteria, is in a similar industry code, and has been selected by proxy advisory firms as a comparator. The companies included in the peer group used in connection with our compensation decisions in February 2013 were the following:

Biotech Peers	Pharmaceutical Peers	Life Sciences Tools & Services
Amgen Celgene Gilead Sciences Vertex Pharmaceuticals	Actavis* Allergan Bristol-Myers Squibb Eli Lilly Endo Pharmaceuticals Forest Laboratories* Mylan Merck	Life Technologies**
*	In February 2014, Actavis plc announced an agreement to acquire Forest Laboratories.
**	Thermo Fisher Scientific acquired Life Technologies in early 2014.

For each of the companies in our peer group, we analyze the company’s Compensation Discussion and Analysis and other data publicly filed during the prior year to identify the executives at such companies whose positions are comparable to those held by our executive officers. We then compile and analyze the data for each comparable position. Our competitive analysis includes the structure and design of the compensation programs as well as the targeted value of the compensation.

We also use compensation surveys to assess competitive practices and levels of compensation as the data available in publicly available filings of companies in our peer group addresses only a limited number of our executive positions. For 2013, consistent with past years, we used the Towers Watson U.S. CDB Pharmaceutical Executive Compensation Database survey (Towers Watson) due to the number of companies in our peer group that participate, the number of positions reported by the survey which continue to be comparable to our executive positions, and the high standards under which we understand the survey is conducted (including data collection and analysis methodologies). All of the companies in our peer group are represented in a special cross-section of the survey focused on our peer group, other than Celgene.

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Compensation Elements

The Compensation Committee determines the elements of compensation we provide to our executive officers. The elements of our executive compensation programs and their objectives are as follows:

Element		Objective(s)
Base Salary	•	Provides a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, responsibilities and potential to contribute to our future success
Annual Bonus Plan	•	Aligns short-term compensation with the annual goals of the Company, balanced with individual accountability
	•	Motivates and rewards the achievement of annual goals that support long-term value creation
Long-term Incentives	•	Aligns executives’ interests with the long-term interests of our stockholders by linking awards to increases in our stock price
	•	Motivates and rewards the achievement of stock price growth and pre-established financial goals
	•	Promotes executive retention and stock ownership, and focuses executives on enhancing stockholder value
Benefits	•	Promotes health and wellness
	•	Provides financial protection in the event of disability or death
	•	Provides tax-beneficial ways for executives to save towards their retirement, and encourages savings through competitive matches to executives’ retirement savings

Compensation Pay Mix

The Compensation Committee determines the general mix of the elements of our executive compensation programs. It does not target a specific mix of value for our compensation elements in either the program design or pay decisions. Rather, the Compensation Committee reviews the pay mix to ensure an appropriate level of performance-based compensation is apportioned to the short-term and even more to the long-term to ensure alignment with our business goals and performance.

Additionally, the Compensation Committee believes the greater the leadership responsibilities, the greater the impact an individual will have on Biogen Idec’s future strategic direction. As such, for our executive officers, additional emphasis is placed on performance-based compensation, with a particular emphasis on long-term incentives.

The 2013 pay mix for our CEO and our other Named Executive Officers is set forth below:

*	Reflects salary, bonus target and planned LTI grant date value received in 2013 for NEOs employed at the end of 2013. Numbers may not equal 100% due to rounding.

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Compensation Target Determination & Process

Early each year, the Compensation Committee reviews and establishes the pay level of every element of total compensation for our executive officers. Total compensation is comprised of base salary, annual bonus and long-term incentives. A summary of the process the Compensation Committee follows in setting compensation is described below:

Timing	Process for Setting Target Amount
Start of the	Base salary levels are based on:
Calendar Year	•	Market competitiveness with our peer group for comparable positions of responsibility
–	•	Importance and level of impact of the executive’s role on the business
Target Setting	•	Skills, competencies, performance and experience of the executive
	•	Internal financial budget considerations

Bonus target amounts are based on:
	•	A review of the overall pay mix to ensure an appropriate level of pay is tied to short-term performance
	•	Market competitiveness based on peer group target levels
	•	Company philosophy of emphasizing long-term performance over short-term goals
	•	Performance differentiation by establishing a range for the bonus targets to ensure that we reward the top performers with the highest rewards and the lowest performers with less or no rewards

Long-term incentive (LTI) target amounts are determined based on:
	•	A heavier weighting towards LTI to align executive compensation with the long-term product development cycle of the biopharmaceutical business
	•	Market competitiveness with our peer group for overall total compensation
	•	Performance and future potential differentiation by establishing a range to ensure that we reward the highest performers with the most potential with the highest rewards. This approach allows us to meaningfully reward and effectively retain those employees who have the demonstrated potential to make the greatest contributions to our long-term success

Performance targets are identified by:
	•	The Compensation Committee through its review of the outcomes of the prior year to ensure that what was intended in fact occurred
	•	The annual budgets set for the year that are approved by the Board of Directors
	•	The Compensation Committee and the CEO through discussions of potential goals for the upcoming year that are tied to the longer-term strategic goals of the Company

For performance targets under the annual bonus plan, annual Company goals are aligned with payout curves that are approved by the Compensation Committee. The goals are then cascaded to the executives so that there is full Company alignment to the critical objectives that have been set forth for the year.

Similarly, our LTI programs are also tied to Company performance goals in order to align executives’ long-term interests with the interests of our stockholders. These performance targets are determined by the Compensation Committee and applied to executives in a manner similar to the performance targets applicable to the annual bonus plan.

Peer Group:
	•	Companies in our peer group are reviewed and updated in the first quarter of each year (see “External Market Competitiveness and Peer Group” above)

Benefits are reviewed and set based on:
	•	Market competitiveness with our peer group tempered by our Company culture to avoid excessive executive benefits and perquisites
During the Year	The Compensation Committee closely monitors the progress against the performance goals throughout the year and engages in dialogue with management on such progress.
After Close of	Shortly after the completion of the performance period, the Compensation Committee:
the Year –	•	Certifies the annual Company results against the pre-established goals for the performance-based plans
Results and	•	Reviews and discusses the individual performance of the CEO
Awards	•	Reviews and discusses the Company, team, and individual performance of each executive officer as assessed by the CEO
	•	Reviews and discusses the CEO’s recommended compensation levels for each executive officer other than his own in the context of such executive officer’s contributions to the Company and potential
	•	Approves the final executive officer compensation for each NEO other than the CEO, including base salary, bonus and LTI
	•	Reviews CEO pay and recommends to the Board of Directors for approval the compensation of the CEO, including base salary, bonus and LTI

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2013 Base Salary

Base salaries increased in 2013 compared to 2012 for all of our Named Executive Officers. The average increase was 5.0% and ranged from 3.5% to 7.0%. This positioned our Named Executive Officers, on average, below the median of our peer group. Our CEO was at the peer group median.

Name	2012 Salary	2013 Salary	% Increase
G. Scangos	$1,300,000	$1,375,000	5.8%
P. Clancy	$639,668	$671,652	5.0%
D. Williams*	$661,500	$707,805	7.0%
S. Kingsley	$602,250	$626,341	4.0%
J. Cox	$556,200	$581,229	4.5%
R. Pawlicki	$440,745	$456,171	3.5%
*	The increase for Dr. Williams includes a 1.5% market adjustment.

2013 Performance-Based Plans

Our executive compensation programs place a heavy emphasis on performance-based rewards. We maintain a short-term incentive plan, known as our annual bonus plan, as well as a long-term incentive plan. Awards to our executive officers under our annual bonus plan are made under our 2008 Performance-Based Management Incentive Plan, and awards under our long-term incentive plan are granted under our 2008 Omnibus Equity Plan. Awards under our annual bonus plan are directly tied to the achievement of our annual operating goals, which are aligned with the Company’s short- and long-term strategic plans. Our long-term incentives are directly tied to the performance of the price of shares of our common stock, which align our executives’ long-term interests with the interests of our stockholders.

In setting our annual goals, in addition to our internal forecasts, we consider analysts’ projections for our performance and the performance of companies in our peer group, as well as broad economic and industry trends. We establish challenging targets that result in payouts at target levels only when Company performance warrants it. The Compensation Committee is responsible for reviewing and approving our annual Company goals, targets and levels of payout (e.g., threshold, target and maximum) and for reviewing and approving actual performance results at the end of the performance period.

In setting and approving the performance goals for our executive officers and for the Company under both the short- and long-term plans, the Compensation Committee considers the alignment of such goals to our business plan and the degree of difficulty of attainment and the potential for the goals to encourage inappropriate risk-taking. The Compensation Committee has determined that the structures of our executive compensation programs do not put our patients, investors or the Company at any material risk.

Annual Bonus Plan

Our annual bonus plan is a cash incentive plan that rewards near-term financial, strategic and operational performance. The Compensation Committee reviews our annual target incentive opportunities each year to ensure they are competitive. The target annual cash incentive opportunity as a percent of year-end base salary for each of our Named Executive Officers in 2013 compared to 2012 was as follows:

Name	2012 Target %	2013 Target %	% Increase
G. Scangos	130%	140%	7.7%
P. Clancy	55%	55%	No change
D. Williams	55%	55%	No change
S. Kingsley	55%	55%	No change
J. Cox	55%	55%	No change
R. Pawlicki	40%	40%	No change

The approved target cash incentive opportunities for 2013 were below the median target amounts provided by companies in our peer group. On average, the 2013 target total cash compensation (e.g., base salary plus annual bonus at target performance) for our Named Executive Officers, aside from the CEO, was below the median of our peer group given our heavier focus on long-term incentives. Our CEO’s target bonus was increased to better recognize his strong performance.

2013 Annual Bonus Plan Design

For our 2013 annual bonus plan, awards for our Named Executive Officers were based solely on the achievement of Company goals. As described earlier, to further reinforce the importance of achieving the Company’s 2013 goals, each executive officer’s individual goals were identical to the Company goals.

The 2013 annual bonus plan provided for a payout range from 0% to 150% for each Company goal, which, after the determination of the level of achievement of each goal and

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application of the weighting assigned to each goal (discussed below under “2013 Company Performance Goals and Results”) determined the Company Multiplier and the Individual Multiplier. The Company Multiplier and Individual Multiplier also ranged from 0% to 150% as follows:

Performance Multipliers	Below Threshold	Threshold	Target	Max
Company	0%	50%	100%	150%
Individual	0%	50%	100%	150%

We determined the individual annual cash incentive payments for 2013 using the following calculation:

Company Multiplier

x

Individual Multiplier

(in 2013, equal to the Company Multiplier)

x

Bonus Target (%)

x

Base Salary

The 2013 annual bonus plan provided that if the Company Multiplier was 0%, there would be no payout. Further, because the Individual Multiplier was the same as the Company Multiplier for 2013, the combined multiplier, and therefore the annual bonus of each Named Executive Officer, could not exceed 225%.

2013 Company Performance Goals and Results

Company goals were established at the start of 2013 with assigned weights that reflected the Company’s aim to:

•	Capitalize on the value of our late-stage and commercial portfolio;
•	Extend our capabilities and portfolio to catalyze future value; and
•	Build our Foundation of business and people processes to reflect our culture of excellence.

The goals and weights we selected reflect the importance of linking reward opportunities to both near-term results and our progress in achieving longer-term results. The goals we selected in 2013 are designed to measure the achievement of our annual strategic priorities relating to our late-stage and commercial opportunities, pipeline progress and employee engagement and leadership effectiveness. Our financial performance targets are based on the annual operating plan and long-range plan approved by our Board of Directors and with reference to analyst consensus for Biogen Idec revenue and non-GAAP EPS based on the most current analyst reports at the time we set our targets.

The following table presents our financial targets relative to analyst consensus for the years 2011 through 2013.

	2011		2012		2013
(revenue in millions)	Revenue	EPS(1)	Revenue	EPS(1)	Revenue		EPS(1)
Wall Street Average(2)	$4,683	$5.67	$5,259	$6.32	$5,967		$7.23
Wall Street High(2)	$4,971	$6.10	$5,507	$6.74	$6,580		$8.01
Wall Street Low(2)	$4,444	$5.29	$5,025	$5.73	$5,488		$5.90
BIIB Targets	$4,849	$5.89	$5,384	$6.25	$6,041	(3)	$7.25	(3)
BIIB Targets vs. Wall Street Average	104%	104%	102%	99%	101%		100%
(1)	Reflects non-GAAP EPS.
(2)	Wall Street figures reflect estimates made in December for the following Biogen Idec fiscal year.
(3)	Reflects Biogen Idec targets prior to the acquisition of TYSABRI rights from Elan Corporation. During 2013, these revenue and EPS targets were adjusted to $6,487M and $7.79, respectively, to account for the TYSABRI asset acquisition and to allocate additional funding for business development investments.

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Set forth below is a summary of the Company’s goals and weights that the Compensation Committee established for the 2013 annual bonus plan and our degree of attainment of these goals.

		Performance Range
Company Goals	Weight	Threshold	Target	Max	Results	Payout
CAPITALIZE
EPS (1)	20%	$7.41	$7.79	$8.44	$8.53	150%
Revenue (1)	10%	$6,156M	$6,487M	$6,818M	$6,832M	150%
MS patient growth	10%	Patient numbers are not disclosed for competitive reasons			Above goal	150%
Filing & Approvals	15%	Meet global filing and approval deadlines			Above goal (2)	125%
Supply	10%	Meet all supply requirements			Above goal (3)	149%
EXTEND
Increase value of Pipeline	15%	Increase value based on shape of pipeline and economic value			Above goal (4)	116%
Build critical capabilities	10%	Build excellence and depth in critical capabilities aligned with the Corporate Strategy			Above goal (5)	135%
FOUNDATION
Leadership & Engagement	10%	Improve employee engagement and leadership			Above goal (6)	115%
Weighted Company Performance Multiplier (7)						136%*
*Numbers	may not foot due to rounding

Notes	to 2013 Annual Bonus Plan Company Targets and Results Table
(1)	For purposes of the 2013 annual bonus plan, these financial performance targets were adjusted to account for the TYSABRI asset acquisition from Elan and to allocate additional funding for business development investments. These measures are based on our publicly reported revenue of $6,932M and our publicly reported non-GAAP diluted EPS of $8.96, with the following adjustments:
•

Rituxan Section 199: Based on updated technical guidance from the IRS concerning the calculation of our U.S. federal manufacturing deduction and our unconsolidated joint business, we reevaluated the level of unrecognized benefits related to uncertain tax positions for the years 2005-2012, and recorded a $49.8M income tax benefit in 2013. In addition, we recorded an offsetting expense of $11.3 million for non-income based state taxes related to this change. The unplanned tax benefit and additional expense were excluded from operating results used in the calculation of the bonus multipliers, resulting in a $0.17 decrease to non-GAAP EPS.

•

Hoechst arbitration: In 2013, the arbitrator in this matter ruled that Genentech was liable to Hoechst for royalties of EUR108M, together with interest, with respect to sales of RITUXAN®. Although Biogen Idec was not party to the arbitration, the amounts paid by Genentech and not ultimately recovered from Hoechst are a cost charged to our collaboration with Genentech. This unplanned expense was excluded from operating results used in the calculation of the bonus multipliers, resulting in an increase of $42M to revenue and an increase of $0.11 to non-GAAP EPS.

•

TECFIDERA Inventory: Inventory build related to the U.S. commercial launch of TECFIDERA was excluded from the calculation of bonus multipliers, resulting in a decrease of $134M to revenue and a decrease of $0.37 to non-GAAP EPS.

•	Foreign Exchange: Revenue was decreased by $8M due to the foreign exchange rate impact included in our reported revenue compared to our budgeted amount.
(2)	Approval and filings for marketing authorization were completed, with many exceeding target by being ahead of schedule.
(3)	Almost all commercial and clinical supply levels were met at 100%. TECFIDERA supply met even with a significant variance in uptake.
(4)	The Company advanced numerous programs in clinical development, exceeded expectations in advancing novel programs into pre-clinical and clinical development, including expansion into new indications for existing drugs, and entered into multiple alliances and transactions to improve the pipeline.
(5)	R&D rebuild was completed with aggressive activity to support our disease area strategies through consortiums, collaborations and other key technologies.
(6)	Performance included a statistically significant increase in already high levels of employee engagement, and the successful launch of diversity training programs.
(7)	Based on these results, the Compensation Committee approved a 136% Company Multiplier (which resulted in an Individual Multiplier of 136%), for a combined multiplier of 185% for each Named Executive Officer.

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2013 Annual Bonus Plan Awards

Based on the Compensation Committee’s evaluation and our Board of Directors’ evaluation of Dr. Scangos and the other Named Executive Officers, it was determined that the final bonus awards under the 2013 annual bonus plan were as follows:

Name(1)	Year-end Salary (A) x	Target Bonus % (B) x	Company Individual Multiplier (C) =	Bonus Award(2) (D)
G. Scangos	$1,375,000	140%	185%	$3,560,480
P. Clancy	$671,652	55%	185%	$683,258
D. Williams	$707,805	55%	185%	$720,036
S. Kingsley	$626,341	55%	185%	$637,164
J. Cox	$581,229	55%	185%	$591,273

Notes to the 2013 Annual Bonus Plan Awards Table

(1)	Mr. Pawlicki separated from the Company on December 6, 2013 and was not eligible to receive an award under the 2013 annual bonus plan.
(2)	Bonus Award = (A) x (B) x (C); Amounts in the above table may not foot due to rounding.

Long-Term Incentives (LTI)

All annual LTI awards granted to all of our executives are performance-based and are designed to reward long-term Company performance. Our executive LTI program consists primarily of Cash-Settled Performance Units (CSPUs) and Market Stock Units (MSUs). The award is equally weighted between the two LTI vehicles. We still grant time-based restricted stock units (RSUs) to executives, but only in lieu of CSPUs at the time of hire for executives who start employment after June 30th, as the performance period for CSPUs is substantially in progress at their time of hire.

Our LTI planning range is set so that overall, our total compensation approximates the median of our peer group to allow for individual LTI award differentiation. Our LTI grant values are differentiated based on an executive’s individual performance, potential future contributions, market competitiveness, as well as other factors. We also review overall total compensation of our executive officers against our peer group due to our heavier weighting in pay mix towards long-term incentives. On average, our LTI grant values for our Named Executive Officers for 2013 position their overall compensation just above the median values of our peer group.

We have an established annual grant practice that follows the completion of our internal performance reviews of our executive officers as well as our external market review of equity practices of our peer group, including the data from the Towers Watson survey described earlier. Since 2004, we have made our annual LTI grants in February of each year following our annual earnings release. The date of each annual LTI grant is the date on which the Compensation Committee approves the individual grants, with the exception of grants to our CEO, which are awarded upon the date such grants are approved by our Board of Directors. Other grants, such as those made in connection with a new hire, are awarded on the first trading day of the month following the date of hire.

The approximate grant date value of our 2013 annual LTI awards at the time of planning and approval for our Named Executive Officers were as follows:

Name	Awarded LTI
G. Scangos	$9,000,000
P. Clancy	$2,750,000
D. Williams	$3,500,000
S. Kingsley	$2,200,000
J. Cox	$2,200,000
R. Pawlicki	$675,000

The actual value that will be realized from the CSPUs depends on our 2013 revenue, non-GAAP EPS performance, adjusted free cash flow and the 60-day average common stock price on each of the vesting dates. The actual value that will be realized from the MSUs depends on our 60-day average common stock price growth between the grant date and each of the vesting dates. Our common stock price is influenced by the Company’s performance as well as external market factors.

2013 CSPUs

CSPUs are performance-based restricted stock units that are subject to a one-year performance period. Our 2013 CSPU awards are eligible to vest upon the achievement of an equal weighting of revenue, non-GAAP EPS, and adjusted free cash flow results when compared to pre-established goals set at the start of the performance period by the Compensation Committee. Revenue and EPS measures were selected as in past years, and are the same financial measures utilized in the determination of the 2013 annual cash bonuses which were paid in 2014. We selected these measures to reinforce the importance of achieving

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and exceeding our financial goals and to provide further incentive to achieve such results. In order to motivate the executives we allowed a higher maximum payout (200%) for results above the maximum of the targets set for the bonus plan. A free cash flow measure was also selected, similar to past years, because it is viewed as a critical measure to align management with our shareholders. The long-term cash flow generation of a company most reflects the intrinsic value of an enterprise. As such, cash flow encourages management to optimize capital expenditures, invest prudently in high return projects, and optimize working capital.

The final CSPU performance multiplier was approved by the Compensation Committee and applied to the target units granted to each of the executives at the start of the performance period. The following chart shows the pre-established performance goals and the actual results that comprise the final CSPU Multiplier for 2013:

Company Goals (1)	Weight %	Target Performance Range				Payout
		Threshold	Target	Max	Results
EPS	33.3%	$7.41	$7.79	$8.82	$8.53	161.8%
Revenue	33.3%	$6,156M	$6,487M	$7,011M	$6,832M	153.6%
Adjusted Free Cash Flow	33.3%	$1,794M	$1,886M	$2,137M	$2,054M	153.8%
Weighted CSPU Performance Multiplier						156%*
*	(Numbers may not foot due to rounding)

Notes to 2013 Cash-Settled Performance Units Company Targets and Results Table

(1)	See Notes to 2013 Annual Bonus Plan Company Targets and Results Table for definitions and adjustments related to EPS and revenue goals and results. Adjusted Free Cash Flow means net cash flows provided by operating activities less capital expenditures, as adjusted by a net increase of $26M related to the Hoechst arbitration, a $40M decrease resulting from the updated Rituxan Section 199 guidance issued by the IRS, and an $89M net decrease for TECFIDERA inventory, each as further described in the Notes to the 2013 Annual Bonus Plan Company Targets and Results Table.

The 2013 CSPUs are also subject to stock price performance and service-based vesting over three years from the grant date, in furtherance of the Company’s long-term pay-for-performance philosophy and to encourage employee retention objectives. Once vested, the CSPUs are converted to cash based on the 60-day average stock price on the applicable vesting date. Since no shares are issued with respect to our 2013 CSPUs, they will not dilute stockholders’ equity.

2013 MSUs

MSUs are performance-based restricted stock units that are earned based on the growth of our common stock price from the date of grant to each of the four annual vesting dates. On each vesting date, a performance multiplier is derived based on the stock price growth rate between the 60-day average stock price on the grant date and the 60-day average stock price leading up to and including each of the four vesting dates. This performance multiplier is then applied to the target number of units granted to each executive and can increase or decrease the overall number of shares based on stock price performance. They are then scheduled to vest on the applicable vesting date.

	Below Threshold	Threshold	Target	Max
Stock Price Growth	< -50%	-50%	0%	+50%
Performance Multiplier	0%	50%	100%	150%

The vesting period ties executive compensation even more directly to our common stock price performance. On each vesting date, the earned awards are settled in shares of our common stock.

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The following table shows the vesting date, performance period and performance multiplier applied for MSUs vesting 2013 and 2014:

Grant Date	Vest Date	Performance Period	Performance Multiplier
2/2013	2/2014	1 year	150%
2/2012	2/2013	1 year	130%
	2/2014	2 years	150%
2/2011	2/2013	2 years	150%
	2/2014	3 years	150%
2/2010	2/2013	3 years	150%
	2/2014	4 years	150%

Retirement Plans

We maintain a Supplemental Savings Plan (SSP), which is a non-qualified deferred compensation plan covering our executive officers and other management employees in the U.S. We offer this plan as part of the retirement savings component of our benefits program. We designed the SSP to be competitive with the nonqualified deferred compensation plans offered by companies in our peer group. Details of the SSP are presented in the narrative preceding the “2013 Non-Qualified Deferred Compensation Table” below.

Other Benefits

In addition to eligibility for the benefit programs generally provided to all employees, such as our employee stock purchase plan and medical, dental, vision, life and disability insurance, we provide certain supplemental benefits to executives. These benefits include:

Life Insurance

All of our U.S. executives, including our Named Executive Officers, receive Company-paid term life insurance equal to three times annual base salary, up to a maximum benefit of $1,500,000. Employees who are not executives receive Company-paid term life insurance equal to two times their annual base salary. The additional value of Company-provided life insurance for our executive officers reflects competitive practices and is consistent with our philosophy to provide appropriate levels of financial security for all of our employees. The cost of Company-paid life insurance in excess of a $50,000 insurance level is taxable income to U.S. employees and is not grossed up by the Company.

Tax Preparation, Financial and Estate Planning

Our executive officers, other than our CEO, are eligible for reimbursement of expenses incurred for tax preparation, financial and estate planning services, as well as the purchase of tax preparation and financial planning software, subject to annual expense limits of $7,500. Such reimbursements are taxable income to our executives and are not grossed up.

Post-termination Compensation and Benefits

We provide severance benefits to all of our executives if they are terminated without cause or in certain other instances following a corporate transaction or a corporate change in control. The terms of these arrangements and the amounts payable under them are described below for each Named Executive Officer in the subsection titled “Potential Payments Upon Termination or Change in Control.” We provide these benefits because we believe that some severance protection is necessary to help our executives maintain their focus on the best interests of the Company when providing advice to the Company and making strategic decisions about a potential corporate transaction or change in control, and encourage effective leadership in the closing and integration of approved transactions.

Share Ownership Guidelines

We maintain share ownership guidelines for our executive officers to strengthen and reinforce the link our compensation programs create between our executives and our stockholders. Our 2013 guidelines required each executive officer to maintain a specific number of shares or share-equivalents. However, with the significant increase in our stock price over the last several years, targeting a specific number of shares and its resulting value has made these share ownership guidelines excessive. In 2014, after a review of market practices, as well as the approaches used by our peer group, we shifted to a multiple of salary approach. Further, in order to further align our top leaders with stockholders, starting in 2014, our Senior Vice Presidents who are executive officers will also be subject to our share ownership guidelines. A summary of our prior and new share ownership guidelines are set forth below.

Level	2013	2014
CEO	75,000 shares	6x salary
EVP	10,000 shares	3x salary
SVP	n/a	2x salary

Executive Officers have five years from their initial appointment to meet the requirement. In the event the requirement

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is not met within that time, 100% of vested shares are required to be held until the requirement is satisfied. In order to add rigor to how we credit shares towards the requirement, going forward, only shares owned outright or otherwise earned are credited toward the share ownership requirement. Unvested time-vested restricted stock units, which were previously considered for purposes of our share ownership requirements, are no longer included in the calculation. All of our executive officers currently meet the share ownership requirement or are still within the five-year period to meet such requirement.

Recoupment of Compensation

We may recover compensation from our employees who engage in detrimental or competitive activity. Detrimental activity includes any action or failure to act that constitutes financial malfeasance that is materially injurious to the Company, violates our Code of Business Conduct (Values in Action), results in a restatement of our earnings or financial results or results in a violation or breach of law or contract. Competitive activity includes any action or failure to act that violates non-disclosure, non-competition and/or non-solicitation agreements. Our current annual cash incentive plan, the 2008 Performance-Based Management Incentive Plan, provides for the forfeiture and/or repayment of awards and our current long-term incentive plan, the 2008 Omnibus Equity Plan, also provides for the cancellation of LTI awards in these circumstances.

Insider Trading, Hedging and Pledging Policy Prohibitions

We maintain a Global Insider Trading Policy that prohibits our employees and directors from, among other things, engaging in hedging or derivative transactions with respect to the Company’s equity securities, purchasing Company stock on margin or pledging Company securities as collateral for a loan, or engaging in short sales of the Company’s securities.

Tax-Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (Section 162(m)) limits to $1 million the amount a company may deduct for compensation paid to its CEO and any of its other three named executive officers (excluding the chief financial officer). This limitation does not, however, apply to compensation meeting the definition of qualifying performance-based compensation.

Management regularly reviews the provisions of our plans and programs, monitors legal developments and works with the Compensation Committee and its consultant to review and consider Section 162(m) tax deductibility of compensation payments. Our Compensation Committee, however, believes that a compensation program that attracts, retains and rewards executive talent and achievement is necessary for our success and, therefore, is in the best interests of the Company and our stockholders and that, in establishing the cash and equity incentive compensation program for the Company’s executive officers, the potential deductibility of the compensation payable under that program should only be one of a number of relevant factors taken into consideration. Consequently, our Compensation Committee may pay or provide, and has paid or provided, compensation in excess of $1 million that is not exempt from the deduction limitations under Section 162(m).

Amounts of base salary above $1 million are not deductible by the Company. Our annual bonus plan payouts in 2014 for our 2013 plan year and our 2013 LTI grants of CSPUs and MSUs are intended to fall within the exception for qualifying performance-based compensation (and therefore to be tax-deductible compensation) under Section 162(m).

Our RSUs, as currently structured, are not considered performance-based for purposes of Section 162(m). Therefore, the value of those equity awards at the time they vest or are settled, in combination with the amount of salary and certain other elements of compensation, in excess of $1,000,000 paid to our Chief Executive Officer and the three highest paid executive officers, other than the Chief Financial Officer, is not tax deductible by us.

Compensation and Management Development Committee Report

The Compensation and Management Development Committee furnishes the following report:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Biogen Idec management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by,

Robert W. Pangia (Chair)

Alexander J. Denner

Eric K. Rowinsky

Lynn Schenk

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Summary Compensation Table

The following table shows the compensation paid to or earned by our Named Executive Officers during the years ended December 31, 2011, December 31, 2012 and December 31, 2013, for the year(s) in which they were a named executive officer.

Name and Principal Position (a)	Year (b)	Salary(1) (c)	Bonus(2) (d)	Stock Awards(3) (e)	Non-Equity Incentive Plan Compensation(4) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) (g)	All Other Compensation(6) (h)	Total (i)
George A. Scangos	2013	$1,498,462	$—	$9,195,217	$3,560,480	$89,477	$671,511	$15,015,147
Chief Executive Officer	2012	$1,294,231	$—	$7,955,654	$3,785,600	$38,787	$377,530	$13,451,802
	2011	$1,242,308	$—	$7,235,199	$2,700,000	$6,016	$147,918	$11,331,441
Paul J. Clancy	2013	$745,223	$—	$2,808,961	$683,258	$27,771	$221,043	$4,486,256
EVP, Chief	2012	$635,820	$—	$2,287,448	$607,941	$18,702	$141,584	$3,691,495
Financial Officer	2011	$602,733	$—	$1,799,250	$450,193	$9,930	$83,540	$2,945,646
Douglas E. Williams	2013	$766,831	$—	$3,575,514	$720,036	$—	$184,017	$5,246,398
EVP, Research	2012	$657,865	$—	$2,486,226	$698,544	$—	$121,023	$3,963,658
& Development	2011	$593,654	$250,000	$1,988,876	$456,221	$—	$89,904	$3,378,655
Stuart A. Kingsley	2013	$675,129	$—	$2,247,885	$637,164	$—	$159,764	$3,719,942
EVP, Global	—	—	—	—	—	—	—	—
Commercial Operations	—	—	—	—	—	—	—	—
John G. Cox	2013	$625,648	$—	$2,247,885	$591,273	$5,730	$201,061	$3,671,597
EVP, Pharmaceutical	2012	$552,023	$—	$2,884,380	$489,456	$4,781	$131,814	$4,062,454
Operations & Technology	2011	$476,702	$—	$1,799,250	$463,320	$2,086	$139,817	$2,881,175
Raymond Pawlicki	2013	$448,897	$—	$690,048	$—	$73,017	$3,149,916	$4,361,878
Former SVP, Chief	—	—	—	—	—	—	—	—
Information Officer	—	—	—	—	—	—	—	—

Notes to the Summary Compensation Table

(1)	The amounts in column (c) include cash paid in lieu of accrued vacation resulting from the discontinuation of our vacation carry-over program for Dr. Scangos ($135,000), Mr. Clancy ($78,492), Dr. Williams ($66,150), Mr. Kingsley ($52,494), Mr. Cox ($48,269) and Mr. Pawlicki ($3,871).
(2)	The amount in column (d) for Dr. Williams reflects a one-time cash payment in connection with the commencement of his employment with the Company.
(3)	The amounts in column (e) reflect the grant date fair value computed in accordance with FASB ASC Topic 718 for MSU and CSPU awards granted during 2013, 2012 and 2011, excluding the effect of estimated forfeitures. The fair value for MSU grants are estimated as of the date of grant a using a lattice model with a Monte Carlo simulation. Assumptions used in this calculation are included on page F-42 in footnote 16 of our 2013 Annual Report on Form 10-K. The CSPU grants are estimated based on target performance. The table below shows the target and maximum payouts possible for the 2013, 2012 and 2011 LTI awards based on the value at the date of grant and the payout ranges.

	2013		2012		2011
Executive Officer	Target Payout	Maximum Payout	Target Payout	Maximum Payout	Target Payout	Maximum Payout
Dr. Scangos	$9,195,217	$16,042,945	$7,955,654	$13,933,385	$7,235,199	$12,665,239
Mr. Clancy	$2,808,961	$4,900,886	$2,287,448	$4,006,149	$1,799,250	$3,148,830
Dr. Williams	$3,575,514	$6,238,088	$2,486,226	$4,354,249	$1,988,876	$3,483,331
Mr. Kingsley	$2,247,885	$3,921,949	—	—	—	—
Mr. Cox	$2,247,885	$3,921,949	$2,884,380	$5,051,645	$1,799,250	$3,148,830
Mr. Pawlicki	$690,048	$1,203,831	—	—	—	—
(4)	The amounts in column (f) reflect actual bonuses paid under our annual bonus plan, which is discussed on page 25 of this Proxy Statement.

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(5)	The amounts in column (g) reflect earnings in the Supplemental Savings Plan (SSP) that are in excess of 120% of the applicable federal long-term rate. The federal long-term rates applied in this calculation are 2.74%, 3.15% and 4.57% for 2013, 2012 and 2011, respectively. A description of the SSP is presented in the narrative preceding the 2013 Non-Qualified Deferred Compensation Table.
(6)	The amounts in column (h) for 2013 reflect the following:

Executive Officer	Company Matching Contribution to 401(k) Plan Account	Company Contribution to SSP Account	Personal Financial and Tax Planning Reimbursement(7)	Value of Company- Paid Life Insurance Premiums	Severance Payments(8)	Other(9)
Dr. Scangos	$—	$629,041	$—	$954	$—	$41,516
Mr. Clancy	$15,300	$201,519	$3,003	$1,221	$—	$—
Dr. Williams	$15,300	$167,454	$—	$1,263	$—	$—
Mr. Kingsley	$—	$158,615	$—	$1,149	$—	$—
Mr. Cox	$15,300	$177,537	$7,000	$1,062	$—	$162
Mr. Pawlicki	$15,300	$72,979	$5,500	$771	$2,995,169	$60,197
(7)	Dr. Scangos is not eligible to participate in our personal financial and tax planning reimbursement program.
(8)	The amount for Mr. Pawlicki reflects severance in connection with his separation from the Company on December 6, 2013, including $957,960 of standard severance, $237,209 in lieu of an annual bonus payment and $1,800,000 which represents a special payment.
(9)	The amount for Dr. Scangos reflects reimbursement for legal fees related to the renewal of his employment contract. The amount for Mr. Cox reflects benefits under our commuter benefit program. The amount for Mr. Pawlicki reflects a gift card under our service awards program of $833, including a tax gross-up of $333. Additionally, Mr. Pawlicki’s amount includes $30,000 in outplacement services and $29,364, which represents the value of the 18 months of medical, dental and vision benefits provided in connection with his separation from the Company.

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2013 Grants of Plan-Based Awards

The following table shows additional information regarding all grants of plan-based awards made to our Named Executive Officers for the year ended December 31, 2013.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			Grant Date Fair Value of Stock Awards(2) (i)
Name (a)	Grant Date (b)	Notes	Threshold (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)
George A. Scangos	2/12/2013	(3)	—	—	—	12,253	24,505	36,758	$4,694,977
	2/12/2013	(4)	—	—	—	13,600	27,200	54,400	$4,500,240
	2/12/2013	(5)	$481,250	$1,925,000	$4,331,250	—	—	—	—
Paul J. Clancy	2/12/2013	(3)	—	—	—	3,743	7,485	11,228	$1,434,071
	2/12/2013	(4)	—	—	—	4,155	8,310	16,620	$1,374,890
	2/12/2013	(5)	$92,352	$369,408	$831,168	—	—	—	—
Douglas E. Williams	2/12/2013	(3)	—	—	—	4,765	9,530	14,295	$1,825,880
	2/12/2013	(4)	—	—	—	5,288	10,575	21,150	$1,749,634
	2/12/2013	(5)	$97,323	$389,293	$875,909	—	—	—	—
Stuart A. Kingsley	2/12/2013	(3)	—	—	—	2,995	5,990	8,985	$1,147,643
	2/12/2013	(4)	—	—	—	3,325	6,650	13,300	$1,100,243
	2/12/2013	(5)	$86,122	$344,487	$775,096	—	—	—	—
John G. Cox	2/12/2013	(3)	—	—	—	2,995	5,990	8,985	$1,147,643
	2/12/2013	(4)	—	—	—	3,325	6,650	13,300	$1,100,243
	2/12/2013	(5)	$79,919	$319,676	$719,271	—	—	—	—
Raymond Pawlicki	2/12/2013	(3)	—	—	—	920	1,840	2,760	$352,530
	2/12/2013	(4)	—	—	—	1,020	2,040	4,080	$337,518
	2/12/2013	(5)	$45,617	$182,469	$410,555	—	—	—	—

Notes to the 2013 Grants of Plan-Based Awards Table

(1)	Reflects the estimated future payouts of awards granted in 2013 under our annual bonus plan and our long-term incentive program for each Named Executive Officer as of the grant date.
(2)	Represents the grant date fair value as determined in accordance with FASB ASC Topic 718. The fair value for MSU grants is estimated as of the date of grant using a lattice model with a Monte Carlo simulation. Assumptions used in this calculation are included on page F-42 in footnote 16 of our 2013 Annual Report on Form 10-K. The grant date fair value of CSPUs was determined by multiplying the target award by the fair market value of the Company’s common stock on the grant date.
(3)	These amounts relate to the annual grant of MSUs. These are performance stock units tied to the growth in our stock price between the grant date and each of four annual vesting dates. The number of MSUs earned will be determined on each vesting date. Columns (f), (g), and (h) represent the number of MSUs earned at the threshold of 50%, target of 100%, and the maximum of 150%, respectively. The award becomes eligible to vest ratably over four years. These awards are described on page 29 of this Proxy Statement.
(4)	These amounts relate to the annual grant of CSPUs. These are performance stock units tied to our 2013 financial performance and subsequently subject to time-based vesting. The number of CSPUs earned is determined in early 2014 based on actual 2013 revenue, earnings per share and free cash flow performance versus target. Earned CSPUs will vest ratably over three years. These awards are settled in cash upon the vesting date based on an average of our then-current stock price. Columns (f), (g), and (h) represent the number of CSPUs earned if the Company Multiplier were 50%, 100%, and 200%, respectively. These awards are described on page 28 of this Proxy Statement.
(5)	These amounts relate to the 2013 annual bonus plan. The amounts shown in column (d) represent the 2013 target payout amount based on the target percentage applied to each Named Executive Officer’s base salary as of December 31, 2013. For 2013, the bonus targets were 140% of salary for Dr. Scangos and 55% of salary for all other Named Executive Officers with the exception of Mr. Pawlicki who had a bonus target of 40% of salary. In 2013, because the Individual Multiplier was the same as the Company Multiplier under the 2013 annual bonus plan, the amounts in column (c), (d) and (e) represent a payment if the Company Multiplier and the Individual Multiplier were each 50%, 100% and 150%, respectively. The amount for Mr. Pawlicki reflects an annualized opportunity; Mr. Pawlicki separated from the Company on December 6, 2013 (See note 8 to the Summary Compensation Table). Actual amounts paid to each Named Executive Officer under this plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. This plan is described on page 25 of this Proxy Statement.

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Outstanding Equity Awards at 2013 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2013 for each of our Named Executive Officers.

		Option Awards(1)				Stock Awards
								Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options		Option Exercise Price (e)	Option Expiration Date(1) (f)	Number of Shares or Units of Stock That Have Not Vested(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested (3) (h)	Number of Unearned Shares or Units That Have Not Vested(4) (i)	Market Value of Unearned Shares or Units That Have Not Vested(3),(4) (j)
		Exercisable (c)	Unexercisable (d)
George A. Scangos	7/15/2010	—	—	—	—	—	—	21,339	$5,965,744
	2/10/2011	—	—	—	—	21,713	$6,070,231	—	—
	2/10/2011	—	—	—	—	—	—	37,666	$10,530,284
	2/9/2012	—	—	—	—	29,432	$8,228,304	—	—
	2/9/2012	—	—	—	—	—	—	33,814	$9,453,380
	2/12/2013	—	—	—	—	42,432	$11,862,714	—	—
	2/12/2013	—	—	—	—	—	—	36,758	$10,276,434
Paul J. Clancy	2/23/2010	—	—	—	—	—	—	4,280	$1,196,560
	2/9/2011	—	—	—	—	5,409	$1,512,068	—	—
	2/9/2011	—	—	—	—	—	—	9,382	$2,622,926
	2/8/2012	—	—	—	—	8,333	$2,329,657	—	—
	2/8/2012	—	—	—	—	—	—	9,576	$2,677,162
	2/12/2013	—	—	—	—	12,964	$3,624,234	—	—
	2/12/2013	—	—	—	—	—	—	11,229	$3,139,292
Douglas E. Williams	2/1/2011	—	—	—	—	6,057	$1,693,383	—	—
	2/1/2011	—	—	—	—	—	—	10,316	$2,884,044
	2/8/2012	—	—	—	—	9,057	$2,532,093	—	—
	2/8/2012	—	—	—	—	—	—	10,407	$2,909,485
	2/12/2013	—	—	—	—	16,497	$4,612,066	—	—
	2/12/2013	—	—	—	—	—	—	14,295	$3,996,453
Stuart A. Kingsley	2/23/2010	—	—	—	—	—	—	4,586	$1,282,108
	2/9/2011	—	—	—	—	2,104	$588,193	—	—
	2/9/2011	—	—	—	—	—	—	3,648	$1,019,871
	2/8/2012	—	—	—	—	6,886	$1,925,147	—	—
	2/8/2012	—	—	—	—	—	—	7,911	$2,211,678
	2/12/2013	—	—	—	—	10,374	$2,900,259	—	—
	2/12/2013	—	—	—	—	—	—	8,987	$2,512,496
John G. Cox	11/1/2007	2,175	—	$72.87	10/31/2017	—	—	—	—
	2/12/2008	5,783	—	$60.56	2/11/2018	—	—	—	—
	2/24/2009	7,588	—	$49.65	2/23/2019	—	—	—	—
	2/23/2010	—	—	—	—	—	—	2,598	$726,323
	2/9/2011	—	—	—	—	5,409	$1,512,068	—	—
	2/9/2011	—	—	—	—	—	—	9,382	$2,622,926
	2/8/2012	—	—	—	—	10,509	$2,938,057	—	—
	2/8/2012	—	—	—	—	—	—	12,072	$3,374,969
	2/12/2013	—	—	—	—	10,374	$2,900,259	—	—
	2/12/2013	—	—	—	—	—	—	8,987	$2,512,496
Raymond Pawlicki	10/1/2008	4,480	—	$49.59	6/6/2014	—	—	—	—
	2/24/2009	7,855	—	$49.65	6/6/2014	—	—	—	—

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EXECUTIVE COMPENSATION AND RELATED INFORMATION (continued)

Notes to the Outstanding Equity Awards at 2013 Fiscal Year End Table

(1)	All stock option grants were granted with a ten-year term. Stock option grants vest 25% over the first four anniversaries of the grant date. It has not been the Company’s practice to cash out stock options having an exercise price greater than the market price (i.e., underwater options).
(2)	CSPUs were granted in 2013, 2012 and 2011. Reflects the number of CSPUs earned and eligible to vest based on our financial performance for each of 2013, 2012 and 2011, but that have not satisfied the service-based vesting requirement as of December 31, 2013. CSPUs that have been earned upon satisfaction of the performance conditions vest ratably over three years. The cash payout for these awards will be based on our 60-day average stock price at vesting. These awards are described on page 28 of this Proxy Statement.
(3)	The market value of awards is based on the closing price of our stock on December 31, 2013 ($279.57), as reported by the NASDAQ Global Select Market.
(4)	MSUs were granted in 2013, 2012, 2011 and 2010. These are performance stock units tied to the growth in our stock price between the dates of grant and vesting. The number granted is eligible to vest ratably over four years. The number and value shown in columns (i) and (j), respectively, reflect maximum performance results for MSUs granted in each of these years based on year-end estimates. These awards are described on page 29 of this Proxy Statement.

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2013 Option Exercises and Stock Vested

Our executive officers must use pre-established trading plans to sell shares of Biogen Idec stock. Trading plans may only be entered into when the executive is not in possession of material non-public information about the Company, and we require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards that will allow our executives an opportunity to realize the value intended by the Company in granting equity-based LTI awards.

Our Named Executive Officers are also subject to the share ownership guidelines described above in the subsection titled “Share Ownership Guidelines.”

The following table shows information regarding option exercises and vesting of stock awards for each Named Executive Officer during the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3),(4)
George A. Scangos	—	—	107,424	$19,668,185
Paul J. Clancy	125,815	$23,271,876	26,718	$4,190,519
Douglas E. Williams	—	—	18,750	$2,886,346
Stuart A. Kingsley	—	—	20,032	$3,090,375
John G. Cox	—	—	26,553	$4,272,065
Raymond Pawlicki	18,000	$2,866,400	13,464	$2,240,751

Notes to the 2013 Option Exercises and Stock Vested Table

(1)	The value realized is the difference between the fair market value of a share of our common stock at the time of exercise and the option exercise price, multiplied by the number of shares acquired on each exercise.
(2)	Upon vesting, the CSPUs were settled in cash while the MSUs and RSUs were settled in shares of our common stock. The terms of these awards are described on pages 28 and 29 of this Proxy Statement. The number of actual shares of common stock acquired on vesting after shares were withheld to pay the minimum withholding of taxes were as follows:

	MSUs	RSUs
Dr. Scangos	27,253	11,117
Mr. Clancy	7,087	—
Dr. Williams	5,234	—
Mr. Kingsley	5,511	—
Mr. Cox	6,581	967
Mr. Pawlicki	2,387	1,670
(3)	The value realized for MSUs and RSUs are calculated as the closing price of the common stock of the Company on the vesting date, multiplied by the total number of shares that vested on such date. The value realized for CSPUs is calculated using the 60-day average closing price of the common stock of the Company through the vesting date. Under our 2008 Omnibus Equity Plan, Dr. Scangos’ CSPU payment for 2013 was capped at $12.0 million.
(4)	The value realized upon vesting for Mr. Cox and Mr. Pawlicki includes non-qualified deferred CSPUs of $1,597,510 and $870,692, respectively. Terms of the non-qualified deferred compensation plan are presented in the narrative preceding the 2013 Non-Qualified Deferred Compensation Table below.

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2013 Non-Qualified Deferred Compensation

Our Supplemental Savings Plan (SSP) covers our executive officers and other management employees in the U.S. Employees whose base salary and annual cash incentives for the year exceed a specified limit ($255,000 in 2013) receive a Company-paid restoration match on the portion of their base salary, annual cash incentive and payments of cash-settled performance units that exceeds this limit; the restoration match equals 6% of this excess compensation. The restoration match feature is intended to replace the amount of matching employer contributions that the participant would otherwise have been eligible to receive under our 401(k) plan but for the $255,000 limit imposed by Section 401(a)(17) of the Internal Revenue Code. In addition, eligible employees may make voluntary contributions of up to 80% of their base salary and 100% of their annual cash incentives, cash payments from CSPUs and, ending with the 2014 grants, their equity compensation to the SSP, and thereby defer income taxes on such amounts until distribution is made from the SSP. The Company does not match participants’ voluntary contributions to the SSP. Our SSP provides for immediate vesting of the restoration match consistent with our immediate vesting of the Company match provided under our 401(k) plan.

Notional SSP accounts are maintained for each participant. Accounts include employee and employer contributions and reflect the performance of notional investments selected by the employee or a default investment if the employee does not make a selection. These notional investment options include the mutual funds offered under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the Company’s retirement committee. For contributions to the SSP fixed rate option in 2013, this rate of return is set at 6.00%. Contributions to the fixed rate option continue to earn at the rate of return that was in effect during the year of contribution. The excess of the interest rate paid on the fixed rate option above 120% of the applicable federal long-term rate (compounded quarterly) earned by our Named Executive Officers during 2013 is shown in the Summary Compensation Table. We fund the SSP liabilities through corporate owned life insurance (COLI) which we purchase with the written consent of SSP participants. We believe that the COLI policies will be sufficient to cover plan liabilities through the projected payout date so the plan will not require direct funding by the Company.

The following table shows a summary of all contributions to, earnings on and distributions received from the non-qualified deferred compensation plan for each of our Named Executive Officers for the year ended December 31, 2013. The account balances as of year-end include all contributions and interest amounts earned by our Named Executive Officers through the end of 2013 plus the Supplemental Savings Plan contributions that the Company made in early 2014 based on earnings in the last quarter of 2013.

Name	Executive Contributions in Last Fiscal Year(1),(2)	Company Contributions in Last Fiscal Year(3)	Aggregate Earnings in Last Fiscal Year(4)	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End(5)
George A. Scangos	$1,285,526	$629,041	$463,360	—	$4,489,234
Paul J. Clancy	—	$201,519	$45,532	—	$788,487
Douglas E. Williams	—	$167,454	$21	—	$281,615
Stuart A. Kingsley	—	$158,615	$25	—	$310,982
John G. Cox	$1,867,261	$177,537	$372,424	—	$3,870,508
Raymond Pawlicki	$996,812	$72,979	$129,021	—	$2,453,760

Notes to the 2013 Non-Qualified Deferred Compensation Table

(1)	The amounts in this column are also included in columns (c), (e) and (f) of the Summary Compensation Table as non-qualified deferral of salary, non-qualified deferral of CSPU payments and non-qualified deferral of payments under the annual bonus plan, respectively.

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(2)	The following table lists the compensation deferrals during 2012 and 2011 by the Named Executive Officers, as reported in the proxy statements for our 2013 and 2012 annual meeting of stockholders.

	Amounts Previously Reported as Deferred
Name	2012	2011
George A. Scangos	$939,423	$486,359
John G. Cox	$900,306	$194,685
(3)	The amounts in this column are also included in column (h) of the Summary Compensation Table for 2013 as Company contributions to the Supplemental Savings Plan.
(4)	Earnings in excess of 120% of the applicable federal long-term rate are reported in column (g) of the Summary Compensation Table for 2013 for Dr. Scangos ($89,477), Mr. Clancy ($27,771), Mr. Cox ($5,730) and Mr. Pawlicki ($73,017). Dr. Williams and Mr. Kingsley did not have any portion of their account allocated to the fixed-rate option.
(5)	This column includes Company contributions and compensation earned and deferred in prior years, which was disclosed in the prior proxy statements.

Potential Payments Upon Termination or Change in Control

Executive Severance Policy

Definition of Key Terms Relating to our Executive Severance Plan

Our Executive Severance Policy and benefits refer to certain key terms. These terms are defined in our 2008 Omnibus Equity Plan. In February 2014, we amended our 2008 Omnibus Equity Plan to make certain modifications to the definition of a corporate change in control. The following is a summary of these terms, including the amendments made in February 2014:

•	Until February 2014 –
•

Corporate Change in Control: The acquisition by one or more persons of more than 50% of our outstanding stock, other than in connection with a merger or consolidation, or a change in a majority of our incumbent directors other than as approved by a majority of our current incumbent directors and directors they have elected or whose nomination they have approved.

•

Corporate Transaction: A merger or consolidation in which Biogen Idec is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding stock by a single person or entity or group of persons or entities acting in concert, or a liquidation, dissolution or sale of all or substantially all of the assets of Biogen Idec.

•

Involuntary Employment Action: Following a corporate change in control or corporate transaction, a termination by the Company without cause or a resignation by the employee because of material reduction in his or her authority, duties and responsibilities, a reduc-

tion in his or her base pay or target bonus opportunity or a relocation of his or her principal office by more than 100 miles roundtrip.
•	Commencing February 2014 –
•

Corporate Change in Control: The acquisition by one or more persons of more than 50% of our outstanding stock, the consummation of a merger or consolidation of the Company with any other company where our stockholders would own less than 50% of the voting securities of the surviving company immediately after such merger or consolidation, or a change in a majority of our continuing directors within a twenty-four month period. Continuing directors includes directors as of February 12, 2014 and directors serving on the Board after that date who were appointed, nominated for reelection or elected to the Board with the approval of a majority of the continuing directors who were members of the Board at the time of such appointment, nomination or election.

•	No changes were made to the definitions of Corporate Transaction or Involuntary Employment Action.

Arrangements for Messrs. Clancy, Cox and Kingsley and Dr. Williams

Messrs. Clancy, Cox and Kingsley and Dr. Williams participate in executive severance plans under which they were eligible to receive the following benefits if certain events occurred during 2013:

•

In the event of a termination other than for cause (as defined in our 2008 Omnibus Equity Plan) and other than for reason of the executive’s death or disability, a lump sum severance payment equal to a minimum of nine months’ of the Named Executive Officer’s then annual

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base salary and target annual cash incentive, with an additional two and one-half months for each full year of service to a maximum benefit of 21 months (with that number of months referred to as the “severance period”).

•

If, within two years following a corporate transaction or a corporate change in control, the Named Executive Officer experiences a termination other than for cause or for reason of death or disability (as defined in our 2008 Omnibus Equity Plan) or experiences an involuntary employment action (as defined in our 2008 Omnibus Equity Plan), a lump sum severance payment equal to two times the Named Executive Officer’s then annual base salary plus target annual cash incentive. This payment is in lieu of any payment in the preceding paragraph.

The payment of these severance benefits is conditioned upon execution of an irrevocable release in favor of the Company. These executive severance arrangements do not pay severance upon a termination for cause, voluntary retirement or upon death or disability.

Our annual bonus plan provides for a prorated target bonus payment for terminations due to the death or disability of the participant, and for terminations arising from an involuntary employment action. As the annual bonus plan provides for payment of a full bonus to any participant remaining employed on the last day of the plan year, this amount is not included in the Potential Post-Termination Payments Table.

In any case where severance is payable under the plan, our Named Executive Officers would also receive continuation of medical and dental insurance benefits until the earlier of the last date of the severance period or the date the executive becomes eligible to participate in another employer’s medical and dental insurance plans. These Named Executive Officers are also provided up to nine months of executive-level outplacement services at our cost.

Effective January 1, 2014, we amended the lump sum severance payment payable in the event of a termination other than for cause and other than for reason of the executive’s death or disability, to provide for a lump sum severance payment equal to a minimum of twelve months’ of the Named Executive Officer’s then annual base salary and target annual cash incentive, with an additional two months for each full year of service to a maximum benefit of 21 months. We also increased our executive level outplacement services to twelve months at our cost.

Dr. Scangos’ Arrangements

Effective in July 2013, we amended Dr. Scangos’ employment agreement to extend the term of his agreement until July 15, 2014, at which time the term automatically renews for additional 12 month periods until the agreement is otherwise terminated in accordance with its terms. Under Dr. Scangos’ employment agreement, if his employment is terminated by the Company without cause or if he terminates his employment for good reason (referred to in his employment agreement as an involuntary employment action), then he will be entitled to a lump sum payment of cash severance in the amount of two times his annual base salary and target annual bonus. In addition, all of his outstanding awards under the Company’s long-term incentive program will continue to vest as if he had remained employed by the Company for the duration of the vesting period and all awards that require exercise by him will remain exercisable until the earlier of three years after the involuntary employment action or the original expiration date. Dr. Scangos would also receive continuation of medical and dental benefits until the earlier of 24 months following the date his employment terminates or the date upon which he becomes eligible to receive substantially comparable benefits through another employer. In addition, he would be entitled to receive a pro rata portion of his annual cash bonus in the year such termination occurs based on actual performance or, in the event of a termination within two years following a change in control, the target annual bonus. Dr. Scangos would also be provided up to nine months of executive-level outplacement services at our cost. The payment of Dr. Scangos’ severance benefits is conditioned upon execution of general release in favor of the Company.

Further, under Dr. Scangos’ employment agreement, if Dr. Scangos retires, all of his outstanding awards under the Company’s long-term incentive program will continue to vest as if he had remained employed by the Company for the duration of the vesting period and all awards that require exercise by him will remain exercisable until the earlier of three years after the retirement or the original expiration date. If Dr. Scangos’ employment is terminated by reason of death or disability, all of his outstanding awards under the Company’s long-term incentive program will vest in full (at the target level) upon the termination date and Dr. Scangos or his legal representative will have until the earlier of one year after the termination date or the original expiration date to exercise awards that require exercise.

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Excise Tax Provisions

Before June 2009, we maintained an excise tax gross-up policy for all of our executives, including our Named Executive Officers. Under this policy, if payments to these Executive Officers in the event of a corporate transaction or corporate change in control were subject to excise tax under Internal Revenue Code Section 4999, we would pay the executive officer an additional amount that equals the amount of the excise tax, plus the income and other payroll taxes arising from our payment of the excise tax amount (280G tax gross-up), so that the executive officer realized the full intended benefit.

In June 2009, we changed our excise tax gross-up policy so that newly-hired executives are not eligible for any 280G tax gross-up but may elect to have severance payments reduced to an amount that will not be subject to excise tax. Consistent with this policy, Drs. Scangos and Williams and Mr. Kingsley are not eligible for a 280G tax gross-up. As they were already eligible for this benefit prior to June 2009, Messrs. Clancy and Cox remain eligible for a 280G tax gross-up.

Awards Under Equity Plans

Under the provisions of our equity plans, if a corporate change in control occurs, all outstanding options and stock awards under our equity plans granted prior to February 12, 2014 become fully exercisable or vested, as the case may be, and options will remain exercisable until the original option expiration date. As amended in February 2014, awards granted under our 2008 Omnibus Equity Plan on or after February 12, 2014, unless otherwise determined by the Compensation Committee at the time of grant, will not vest or become exercisable upon a corporate change in control (i.e., upon a “single trigger”), but will vest or become exercisable in full immediately prior to an involuntary employment action that occurs within 2 years following a corporate change in control (i.e., upon a “double trigger”).

In the event of a corporate transaction, we can either cause the surviving corporation to assume all equity awards or accelerate their vesting and exercisability immediately before the corporate transaction. If the equity awards are assumed and an executive officer’s employment is terminated in an involuntary employment action within two years following the corporate transaction, the equity awards that are assumed will become fully vested and, if applicable, exercisable. Under our equity plans, any assumed awards that become vested will remain exercisable through the earlier of twelve months from the termination date or the original option expiration date.

If the holder of an equity award retires, which is defined under our equity plans as leaving the employment of Biogen Idec after reaching age 55 with at least ten years of service, each then outstanding equity award not yet vested or exercisable will become immediately vested or exercisable upon such termination at a rate of 50% of the shares unvested at the time of retirement plus an additional 10% of the shares for each full year of service beyond ten years of service. Options vested under these provisions remain exercisable for 36 months from retirement or until the original option expiration date, if sooner. None of the Named Executive Officers were eligible for potential payments under this retirement provision at December 31, 2013.

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Potential Post-Termination Payments Table

The following table summarizes the potential payments to each Named Executive Officer under various termination events. The table assumes that the event occurred on December 31, 2013, and the calculations use the closing price of our common stock on December 31, 2013, which was $279.57 per share.

Name and Payment Elements(1) (a)	Retirement(2) (b)	Involuntary by the Company Without Cause and Not Following a Corporate Transaction or Corporate Change in Control (c)	Involuntary Employment Action Following a Corporate Transaction or Corporate Change in Control (d)
George A. Scangos
Severance	—	$6,600,000	$6,600,000
Performance-based Restricted Stock Units	$62,386,392	—	$62,386,392
Medical, Dental and Vision	—	$26,810	$26,810
Total(3)	$62,386,392	$6,626,810	$69,013,202
Paul J. Clancy
Severance	—	$1,821,855	$2,082,120
Performance-based Restricted Stock Units	—	—	$17,100,640
Medical, Dental and Vision	—	$34,258	$39,152
280G Tax Gross-Up	—	—	$1,867,768
Total(3)	—	$1,856,113	$21,089,680
Douglas E. Williams
Severance	—	$1,279,948	$2,194,196
Performance-based Restricted Stock Units	—	—	$18,627,386
Medical, Dental and Vision	—	$22,839	$39,152
Total(3)	—	$1,302,787	$20,860,734
Stuart A. Kingsley
Severance	—	$1,334,888	$1,941,656
Performance-based Restricted Stock Units	—	—	$12,438,634
Medical, Dental and Vision	—	$26,372	$38,360
Total(3)	—	$1,361,260	$14,418,650
John G. Cox
Severance	—	$1,576,584	$1,801,811
Performance-based Restricted Stock Units	—	—	$16,586,259
Medical, Dental and Vision	—	$34,258	$39,152
280G Tax Gross-Up	—	—	$1,964,171
Total(3)	—	$1,610,842	$20,391,393
Raymond Pawlicki(4)
Severance	—	$2,995,169	—
Performance-based Restricted Stock Units	—	—	—
Medical, Dental and Vision	—	$29,364	—
Total(3)	—	$3,024,533	—

Notes to the Potential Post-Termination Payments Table

(1)	This table excludes payments under our annual bonus plan which would have been earned based on employment on December 31, 2013. In the event of an executive’s death or disability, the value of the accelerated stock options and restricted stock units would be as shown in column (d).
(2)	Dr. Scangos was the only Named Executive Officer eligible for potential payments upon retirement at December 31, 2013. Under Dr. Scangos’ employment agreement, upon retirement, all of his outstanding awards under the Company’s long-term incentive program will continue to vest as if he had remained employed by the Company for the duration of the vesting period and all awards that require exercise by him will remain exercisable until the earlier of three years after the retirement or the original expiration date.
(3)	The Named Executive Officers are also provided executive-level outplacement services at a cost of $38,000 at the EVP level and an actual cost of $30,000 for Mr. Pawlicki.
(4)	Mr. Pawlicki separated from the Company on December 6, 2013 and the Company agreed to provide Mr. Pawlicki the payments reflected in column (c). The severance payment of $2,995,169 includes $957,960 of standard severance, $237,209 in lieu of an annual bonus payment and $1,800,000 which represents a special payment in recognition of his contributions to the Company.

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Director Compensation

This section describes our compensation program for our non-employee directors and shows the compensation paid to or earned by our non-employee directors during 2013.

Dr. Scangos receives no compensation for his service on our Board of Directors. The following table presents the retainers and fees for all non-employee members of our Board of Directors in effect during 2013:

Retainers
Annual Board Retainer	$50,000
Annual Retainers (in addition to Annual Board Retainer):
Independent Chairman of the Board	$60,000
Finance and Audit Committee Chair	$20,000
Compensation and Management Development Committee Chair	$15,000
Corporate Governance Committee Chair	$15,000
Science and Technology Committee Chair	$15,000
Finance and Audit Committee Member (other than Chair)	$5,000
Fees
Board of Directors Meetings (per meeting day):
In-person attendance	$2,500
Telephonic attendance	$1,500
Committee Meetings (per meeting)	$1,500

Our non-employee directors are also eligible to be paid a fee of $1,000 for each full day of service to the Company other than in connection with meetings of our Board of Directors or its committees.

Our directors may defer all or part of their cash and equity compensation under our Voluntary Board of Directors Savings Plan, which is similar to our Supplemental Savings Plan described in the narrative preceding the 2013 Non-Qualified Deferred Compensation Table, but without any Company matching features. If directors choose to defer compensation, the plan periodically will credit their accounts with amounts of deemed investment results as if their deferred compensation was invested in notional investments selected by the director or a default investment if the director does not make a selection. These notional investment options include the mutual funds available under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the Company’s retire-

ment committee. For director contributions to the fixed rate option in 2013, this rate of return is set at 6.00%. Contributions to the fixed rate option continue to be credited with the rate of return that was in effect during the year of contribution.

Directors are also reimbursed for actual expenses incurred in attending meetings of our Board of Directors and its committees, as well as service to our Board of Directors unrelated to such meetings.

Awards Under Our Non-Employee Directors Equity Plan

Our 2006 Non-Employee Directors Equity Plan was approved by stockholders at the 2006 annual meeting of stockholders, and approved in amended form at the 2010 annual meeting of stockholders.

General provisions of the plan

Non-employee directors receive grants effective with the date of each annual meeting of stockholders (or a pro rata grant upon election other than at an annual meeting of stockholders), up to an annual maximum of 17,500 shares of our common stock (or 30,000 shares for the independent Chairman of the Board). Annual grants vest on the one-year anniversary of the date of grant or over a longer period in the discretion of the Compensation Committee.

Grants to directors are recommended by both the Compensation Committee and the Corporate Governance Committee, and approved by our Board of Directors, with the independent Chairman recused from discussion and voting upon his awards.

Grants During 2013

In June 2013, the Compensation Committee and the Corporate Governance Committee recommended, and our Board of Directors approved annual grants to non-employee directors with a grant date fair value of $270,000 for each director and an additional grant of $270,000 for the independent Chairman. While the grant date fair values were above the median of our named peer group, our cash compensation for directors is below the median of that same group of named peers. The June 2013 annual grants were awarded in the form of restricted stock units vesting in full on the first anniversary of the grant date.

Awards granted under the 2006 Non-Employee Directors Equity Plan will be subject to accelerated vesting upon

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termination of the directors’ service by reason of death, disability, retirement and change in control (as such terms are defined in the plan). In addition, director awards will become fully vested upon an involuntary termination of Board of Directors service within two years following certain mergers or other corporate transactions, as defined in the plan.

Our directors must use pre-established trading plans to sell shares of our common stock. Trading plans may only be entered into when the director is not in possession of material non-public information about the Company, and we require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards that will allow our directors to have an opportunity to realize the value intended by the Company in granting equity-based awards.

We maintain share ownership guidelines for our non-employee directors. The guidelines in place during 2013 provided that each director other than the independent

Chairman was required to own 5,000 shares of our common stock within five years following his or her initial election, and our independent Chairman was required to own 10,000 shares of our common stock within five years following his or her election as independent Chairman. In 2014, after a review of the market practices as well as the approaches used by companies in our peer group, we shifted to a multiple of fees approach. A summary of our new share ownership guidelines for our directors is set forth below.

Position	Share Ownership Requirement(1)
Non-Employee Chairman	Number of shares equal in value to 5x the total annual cash retainer for the Chair Position and the Chair’s Board retainer
Non-Employee Directors (excluding Chairman)	Number of shares equal in value to 5x the annual cash retainer for Board members
(1)	The director has five years from the date of initial election or appointment to meet the stock ownership requirement.

2013 Director Compensation

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards(1) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) (d)	All Other Compensation(3) (e)	Total (f)
Alexander J. Denner	$99,500	$269,548	—	—	$369,048
Caroline D. Dorsa	$103,000	$269,548	—	—	$372,548
Nancy L. Leaming	$122,500	$269,548	—	—	$392,048
Richard C. Mulligan	$92,000	$269,548	—	—	$361,548
Robert W. Pangia	$106,000	$269,548	$41,653	—	$417,200
Stelios Papadopoulos	$113,500	$269,548	—	—	$383,048
Brian S. Posner	$107,500	$269,548	—	—	$377,048
Eric K. Rowinsky	$106,500	$269,548	—	—	$376,048
Lynn Schenk	$120,500	$269,548	—	—	$390,048
Stephen A. Sherwin	$117,500	$269,548	—	—	$387,048
William D. Young	$166,500	$539,096	—	—	$705,596

Notes to the 2013 Director Compensation Table

(1)	Reflects the grant date fair value of 2013 annual time-vested RSU grants to non-employee directors, as described in the narrative preceding this table. These RSUs are scheduled to vest in full and be settled in shares on the first anniversary of the grant date, generally subject to continued service. Grant date fair values were computed in accordance with FASB ASC Topic 718 and determined by multiplying the number of RSUs granted by the fair market value of the Company’s common stock on the relevant grant date.
(2)	The amounts in column (d) represent earnings in the Voluntary Board of Directors Savings Plan that are in excess of 120% of the average applicable federal long-term rate. The federal long-term rate for 2013 applied in this calculation is 2.74%, the federal long-term rate effective in January 2013 when the Fixed Rate Option (FRO) was established for 2013. Only Mr. Pangia has deferred compensation allocated to the FRO.
(3)	No disclosure is required in this column because the aggregate values of perquisites or other personal benefits provided to each non-employee director do not exceed $10,000.

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Director Equity Outstanding at 2013 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2013 for each of the directors serving during 2013.

	Option Awards(1)	Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options	Number of Shares or Units of Stock That Have Not Vested
Alexander J. Denner	—	1,305
Caroline D. Dorsa	37,570	1,305
Nancy L. Leaming	—	1,305
Richard C. Mulligan	—	1,305
Robert W. Pangia	33,250	1,305
Stelios Papadopoulos	—	1,305
Brian S. Posner	—	1,305
Eric K. Rowinsky	23,333	1,305
Lynn Schenk	—	1,305
Stephen A. Sherwin	23,500	1,305
William D. Young	—	2,610

Notes to the Director Equity Outstanding at 2013 Fiscal Year-End Table

(1)	All stock options were granted with a ten-year term. Stock options granted to non-employee directors as part of the annual grant vest in full on the first anniversary of the grant date. All stock options were vested and excercisable as of December 31, 2013. It has not been the Company’s practice to cash out underwater options.
(2)	Restricted stock units granted to non-employee directors as part of the annual grant vest in full on the first anniversary of the grant date.

45

2014 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Code of Business Conduct (Values in Action), Corporate Governance Principles and Conflict of Interest Policy set forth our policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this Proxy Statement in accordance with SEC rules. Our Code of Business Conduct and Corporate Governance Principles are posted on our website, www.biogenidec.com, under the “Corporate Governance” subsection of the “About Us” section of the site. In circumstances where one of our directors or executive officers, or a family member, has a direct or indirect material interest in a transaction involving Biogen Idec, the Finance and Audit Committee must review and approve all such proposed transactions or courses of dealing. In determining whether to approve or ratify a transaction with a related person, among the factors the Finance and Audit Committee may consider (as applicable) are: the business reasons for entering into the transaction; the size of the transaction and the nature of the related person’s interest in the transaction; whether the transaction terms are as favorable to us as they would be to an unaffiliated third party; whether the transaction terms are more favorable to the related person than they would be to an unaffiliated third party; the availability of alternative sources for comparable products, services or other benefits; whether the transaction would impair the independence or judgment of the related person in the performance of his or her duties to us; for non-employee directors, whether the transaction would be consistent with NASDAQ’s requirements for independent directors; whether the transaction is consistent with our

Conflict of Interest Policy which prohibits related persons and others from having a financial interest in any competitor, customer, vendor or supplier of ours; the related person’s role in arranging the transaction; the potential for the transaction to be viewed as representing or leading to an actual or apparent conflict of interest; and any other factors that the Finance and Audit Committee deems appropriate. In addition, certain transactions involving Biogen Idec that are deemed not to give rise to a direct or indirect material interest by a related person have standing pre-approval from the Finance and Audit Committee.

There are no relationships or transactions with related persons that are required to be disclosed in this Proxy Statement under SEC rules. Indeed, our Code of Business Conduct, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair their ability to make objective and fair decisions while acting in their Company roles.

Indemnification

We indemnify our directors and executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. This is required under our Bylaws and we have also entered into separate agreements with each of our directors and executive officers to provide such indemnification.

46

2014 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013 about:

•	the number of shares of common stock subject to issuance upon exercise of outstanding options and vesting of restricted stock units under plans adopted and assumed by us;
•	the weighted-average exercise price of outstanding options under plans adopted and assumed by us; and
•

the number of shares of common stock available for future issuance under our active plans: the 2008 Omnibus Equity Plan, the 2006 Non-Employee Directors Equity Plan and the 1995 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted-average Exercise Price of Outstanding Options and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(2) (c)
Equity compensation plans approved by stockholders	3,105,434	$55.49	11,560,015
Equity compensation plans not approved by stockholders	—	—	—
Total	3,105,434	$55.49	11,560,015
(1)	The weighted-average exercise price includes all outstanding stock options but does not include restricted stock units, which do not have an exercise price. If the restricted stock units were included in this calculation, the weighted average exercise price would be $6.86. The total number of restricted stock units included in column (a) is 2,721,244.
(2)	Of these shares, (1) 8,475,111 remain available for future issuance under our 2008 Omnibus Equity Plan, (2) 758,953 remain available for future issuance under our 2006 Non-Employee Directors Equity Plan and (3) 2,325,951 remain available under our 1995 Employee Stock Purchase Plan. In addition to shares issuable upon the exercise of options or rights, the shares under the 2008 Omnibus Equity Plan and the 2006 Non-Employee Directors Equity Plan may also be issued other than upon such exercise.

47

2014 PROXY STATEMENT

MISCELLANEOUS

Stockholder Proposals

Stockholder proposals submitted pursuant to Securities Exchange Act Rule 14a-8 and intended to be presented at our 2015 annual meeting of stockholders must be received by our Secretary no later than December 31, 2014 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting.

A stockholder proposal submitted outside the processes of Rule 14a-8 and not for inclusion in our proxy statement for the 2015 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 90 days and not more than 120 days in advance of the first anniversary of the date this Proxy Statement was released to our stockholders in connection with the Annual Meeting. However, if the date of the 2015 annual meeting of stockholders is more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting, we must receive the stockholder’s notice not earlier than the close of business on the 120th day before the 2015 annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day before the 2015 annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of the 2015 annual meeting of stockholders is first made.

All stockholder proposals for our 2015 annual meeting of stockholders should be sent to the Secretary, Biogen Idec Inc., 225 Binney Street, Cambridge, Massachusetts 02142.

Other Stockholder Communications

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (781) 464-2442. However, stockholders who wish to communicate directly with our Board of Directors, or any individual director, should direct questions in writing to the Secretary, Biogen Idec Inc., 225 Binney Street, Cambridge, Massachusetts 02142. Communications addressed in this manner will be forwarded directly to the Board of Directors or named individual director(s).

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation and Management Development Committee Report, the Finance and Audit Committee Report, the content of www.biogenidec.com, including the charters of the committees of our Board of Directors, Corporate Governance Principles, Finance and Audit Committee Practices and Code of Business Conduct, included or referenced in this Proxy Statement shall not be incorporated by reference into any such filings.

Copies of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of householding proxy statements and annual reports. This means that, unless you have instructed otherwise, only one copy of our proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of these documents without charge to you if you write or call Investor Relations, Biogen Idec Inc., 225 Binney Street, Cambridge, Massachusetts 02142, (781) 464-2442. If you want to receive separate copies of our proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Manner and Cost of Proxy Solicitation

Biogen Idec pays the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may contact you in person, by telephone or by email or other electronic means. None of our directors, officers or employees will receive additional compensation for soliciting you. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of our common stock. Georgeson Inc., New York, New York, has been retained to assist us in the solicitation of proxies at a fee estimated not to exceed $10,000.

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2014 PROXY STATEMENT

APPENDIX A

GAAP to Non-GAAP Reconciliation

Condensed Consolidated Statements of Income – Operating Basis

(Unaudited, $ in millions, except per share amounts)

	FY 2012	FY 2013
GAAP diluted EPS	$5.76	$7.81
Adjustment to net income attributable to Biogen Idec Inc. (see below)	$0.77	$1.15
Non-GAAP diluted EPS	$6.53	$8.96
GAAP Net Income Attributable to Biogen Idec Inc.	$1,380	$1,862
Amortization of intangible assets	194	331
Stock option expense	8	10
(Gain)/loss on fair value remeasurement of contingent consideration associated with 2010 Panima acquisition, 2011 purchase of Dompe’s noncontrolling interest and 2012 Stromedix acquisition	27	(1)
Weston exit costs	—	27
2010 Restructuring initiatives	2	—
R&D – Severance and restructuring	9	—
Income tax effect primarily related to reconciling items	(53)	(93)
Non-GAAP Net Income Attributable to Biogen Idec Inc.	$1,567	$2,136

Use of Non-GAAP Financial Measures

We supplement our consolidated financial statements presented on a GAAP basis by providing additional measures which may be considered “non-GAAP” financial measures under applicable SEC rules. We believe that the disclosure of these non-GAAP financial measures provides additional insight into the ongoing economics of our business and reflects how we manage our business internally, set operational goals and forms the basis of our management incentive programs. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be viewed in isolation or as a substitute for reported, or GAAP, net income attributable to Biogen Idec Inc. and diluted earnings per share.

Our “Non-GAAP Net Income Attributable to Biogen Idec Inc.” and “Non-GAAP diluted EPS” financial measures exclude the following items from GAAP net income attributable to Biogen Idec Inc. and diluted earnings per share:

1. Purchase accounting and merger-related adjustments.

We exclude certain purchase accounting related items associated with the acquisition of businesses, assets and amounts in relation to the consolidation of variable interest entities for which we are the primary beneficiary. These adjustments include charges for in-process research and development, the amortization of certain acquired intangible assets and fair value remeasurements of our contingent consideration obligations. The exclusion of these charges provides management and investors with a supplemental measure of performance which the Company believes better reflects the underlying economics of the business.

2. Stock option expense recorded in accordance with the accounting standard for share-based payments.

We believe that excluding the impact of expensing stock options better reflects the recurring economic characteristics of our business.

3. Weston Exit Costs.

As a result of our decision to relocate our headquarters to Cambridge, MA, we vacated a portion of our Weston, MA facility in the fourth quarter of 2013. This charge represents our remaining lease obligation for the vacated portion of our Weston facility, net of sublease income.

4. Other items.

We evaluate other items on an individual basis, and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Idec Inc.

A-1

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Standard Time, on June 12, 2014.
Vote by Internet
• Go to www.envisionreports.com/BIIB
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR the election of all of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors. The eleven director nominees numbered 1 through 11 are standing for election to serve for a one-year term extending until the 2015 annual meeting of stockholders and their successors are duly elected and qualified.												+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Caroline D. Dorsa	☐	☐	☐	02 - Stelios Papadopoulos	☐	☐	☐	03 - George A. Scangos	☐	☐	☐

	04 - Lynn Schenk	☐	☐	☐	05 - Alexander J. Denner	☐	☐	☐	06 - Nancy L. Leaming	☐	☐	☐

	07 - Richard C. Mulligan	☐	☐	☐	08 - Robert W. Pangia	☐	☐	☐	09 - Brian S. Posner	☐	☐	☐

	10 - Eric K. Rowinsky	☐	☐	☐	11 - Stephen A. Sherwin	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To ratify the selection of PricewaterhouseCoopers LLP as Biogen Idec Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐	3.	Say on Pay - An advisory vote on executive compensation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

            01SPNA

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Biogen Idec Inc.

Proxy Solicited by Board of Directors for the 2014 Annual Meeting of Stockholders To Be Held at Biogen Idec Inc., 15 Cambridge Center, Cambridge, Massachusetts 02142, on June 12, 2014, at 9:00 A.M. (local time)

The undersigned hereby appoints George A. Scangos, Paul J. Clancy, and Susan H. Alexander, and each of them (with full power to act alone), as proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them to appear and vote all shares of common stock of Biogen Idec Inc. which the undersigned would be entitled to vote if personally present at the 2014 annual meeting of stockholders, and at any adjournment or postponement thereof.

The shares represented by this proxy will be voted as directed herein. If no direction is indicated, such shares will be voted FOR the election of all of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3. As to any other matter that may properly come before the meeting or any adjournment or postponement thereof, proxy holders will vote in accordance with their best judgment.

This proxy may be revoked in writing any time before the voting thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2014 annual meeting of stockholders or any adjournment or postponement thereof.

(Items to be voted appear on reverse side.)